EXHIBIT 2



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        OPTICAL COATING LABORATORY, INC.,
                         A DELAWARE CORPORATION ("OCLI")

                             OCA ACQUISITION CORP.,
                     A DELAWARE CORPORATION ("ACQUISITION")

                                       AND

                         OPTICAL CORPORATION OF AMERICA,
                       A MASSACHUSETTS CORPORATION ("OCA")


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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS


ARTICLE 1
THE MERGER
    1.1.   Agreement and Plan of Merger ...............................  1
    1.2.   Conversion of OCA's Shares .................................  2
    1.3.   OCA Stock Options and Warrants .............................  2
    1.4.   Limit on Issuance of OCLI Shares ...........................  3
    1.5.   Dissenting Shares ..........................................  3
    1.6.   Payment for the OCA Shares .................................  3
    1.7.   Escrow Account .............................................  4
    1.8.   Certain Other Agreements ...................................  5
    1.9.   No Fractional Shares of OCLI Common Stock ..................  5
    1.10.  Adjustments ................................................  6
    1.11.  Closing of Stock Transfer Books ............................  6
    1.12.  Lost Certificates ..........................................  6
    1.13.  Conversion of Acquisition Shares ...........................  7
    1.14.  Adoption ...................................................  7

ARTICLE II
CLOSING
    2.1.  Time and Place of Closing ...................................  7
    2.2.  Consummation of the Merger ..................................  8

ARTICLE III
REPRESENTATIONS AND WARRANTIES
    3.1.  Definitions .................................................  8
    3.2.  Representations and Warranties
          Pertaining  to OCA ..........................................  9
    3.3.  Representations and Warranties of
          OCLI and Acquisition ........................................ 35
    3.4.  Representations and Warranties are Separate ................. 43

ARTICLE IV
COVENANTS
    4.1.  Acts of OCA ................................................. 43
    4.2.  Acts of OCLI ................................................ 46
    4.3.  Satisfaction of Conditions Precedent ........................ 46
    4.4.  Access to Records and Properties ............................ 47
    4.5.  Preparation of Registration Statement ....................... 48
    4.6.  Distribution of Proxy Materials;
          Shareholders' Approval ...................................... 48
    4.7.  Certain Employee Benefits Matters ........................... 49
    4.8.  Expenses .................................................... 49
    4.9.  Indemnification of OCA by OCLI .............................. 50

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ARTICLE V
CONDITIONS TO OBLIGATIONS OF OCLI,
ACQUISITION AND OCA
    5.1.  Conditions to Obligations of OCLI
          and Acquisition ............................................. 50
    5.2.  Conditions to Obligations of OCA ............................ 53

ARTICLE VI
MODIFICATION, TERMINATION AND WAIVER
    6.1.  Modification, Amendments and Waivers ........................ 56
    6.2.  Waivers ..................................................... 56
    6.3.  Termination ................................................. 56
    6.4.  Effect of Termination ....................................... 57

ARTICLE VII
REGISTRATION

    7.1. Certain Definitions .......................................... 57
    7.2. Incidental Registration ...................................... 57
    7.3. Conditions to Obligation to Register Shares .................. 58
    7.4. Registration Procedures ...................................... 58
    7.5. Description of Expenses ...................................... 60
    7.6. Indemnification Underwriting Agreements ...................... 60

ARTICLE VIII
GENERAL
    8.1.  Notices ..................................................... 62
    8.2.  Survival and Materiality of Representations ................. 62
    8.3.  Entire Agreement ............................................ 63
    8.4.  Parties in Interest ......................................... 63
    8.5.  No Implied Rights or Remedies ............................... 63
    8.6.  Headings .................................................... 63
    8.7.  Severability ................................................ 63
    8.8.  Counterparts ................................................ 63
    8.9.  No Solicitation ............................................. 63
    8.10. Relief ...................................................... 64
    8.11. Exhibits .................................................... 64
    8.12. Assignment .................................................. 64
    8.13. Further Assurances .......................................... 64
    8.14. Gender ...................................................... 64
    8.15. Public Announcement ......................................... 64
    8.16. Governing Law ............................................... 64

                                       ii
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT is executed as of June 28, 1996, by and among Optical Coating Laboratory, Inc., a Delaware corporation, having an office at 2789 Northpoint Parkway, Santa Rosa, California 95407 ("OCLI"), OCA Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of OCLI having an address in OCLI's care ("Acquisition"), and Optical Corporation of America, a Massachusetts corporation having an office at 170 Locke Drive, Marlborough, Massachusetts 01752 and its Headquarters address at 7421 Orangewood Avenue, Garden Grove, California 92641 ("OCA").

      WHEREAS, the Boards of Directors of Acquisition and OCA deem it in the best interest of such corporations and their respective shareholders that Acquisition be merged into and with OCA on the terms and conditions set forth in this Agreement, as a result of which OCA will become a wholly-owned subsidiary of OCLI; and

      WHEREAS, the Board of Directors of OCLI has approved the merger;

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt of which is acknowledged by each party hereto, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     1.1. Agreement and Plan of Merger. Effective as of the Effective Date (as defined in Section 2.2 below), Acquisition shall be merged with and into OCA (hereinafter sometimes called the "Merger") in accordance with the terms of this Agreement. OCA shall be the corporation surviving the Merger (the "Surviving Corporation"), and the separate existence of Acquisition shall cease as of the Merger. The Articles of Organization and Bylaws of OCA, in effect immediately prior to the effective time of the Merger, shall thereafter continue in full force and effect as the Articles of Organization and Bylaws of the Surviving Corporation. The directors and officers of the Surviving Corporation, from and after the Effective Date, shall be the directors and officers listed in the Articles of Merger as defined in Section 2.2, each to hold office in accordance with applicable law and the Articles of Organization and Bylaws of OCA. The effect of the Merger shall be as provided by applicable provisions of the Delaware General Corporation Law ("DGCL") and the Massachusetts Business Corporation Law ("MBCL").

     1.2. Conversion of OCA's Shares. At the effective time of the Merger, each share of OCA's common stock, $.01 par value ("OCA Common Stock"), outstanding immediately prior thereto (herein referred to as a "OCA Share" and collectively as the "OCA Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, but subject to this Section and to Sections 1.4, 1.5, 1.6 and 1.7 below, be canceled and converted into the right to receive two and 42/1000 (2.042) shares (the "OCLI Shares") of OCLI common stock, $0.01 par value (the "OCLI Common Stock"). The whole and fraction of an OCLI Share into which each OCA Share is to be converted pursuant to this Agreement is hereinafter referred to as the "Exchange Ratio."

     1.3. OCA Stock Options and Warrants. At or prior to the Effective Date, OCLI and OCA shall take all action necessary to cause the assumption by OCLI as of the Effective Date of the options and warrants to purchase OCA Common Stock which are listed in the Disclosure Schedule described in Section 3.2 (the "Disclosure Schedule"), outstanding as of the Effective Date (the "OCA Options"). Each of the OCA Options shall be converted without any action on the part of the holder thereof (but subject to any amendments thereto or waivers of the terms and provisions thereof as may be required to permit such conversion, as may be specified in the Disclosure Schedule) into an option to purchase shares of OCLI Common Stock (the "OCLI Options") as of the Effective Date. The number of shares of OCLI Common Stock that each record holder of an option or warrant agreement which represents OCA Options (the "Optionholders") shall be entitled to receive upon the exercise of such OCA Option shall be a number of whole and fractional shares determined by multiplying the number of shares of OCA Common Stock subject to such OCA Option, determined at the close of business on the business day immediately preceding the Effective Date, by the Exchange Ratio. The option exercise price of each share of OCLI Common Stock subject to an assumed OCA Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of OCA Common Stock at which such OCA Option is exercisable immediately before the Effective Date by the Exchange Ratio. Except as described in the Disclosure Schedule, the assumption and conversion of OCA Options to OCLI Options as provided herein shall not give the

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

Optionholders additional benefits which they did not have immediately prior to the Effective Date, result in any acceleration of any vesting schedule for any OCA Option, or relieve the Optionholders of any obligations or restrictions applicable to their OCA Options or the shares obtainable upon exercise of the OCA Options. Only whole shares of OCLI Common Stock shall be issued upon exercise of any OCLI Option and in lieu of receiving any fractional share of OCLI Common Stock, the holder of such option shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes, if any.

     1.4. Limit on Issuance of OCLI Shares. Anything to the contrary herein notwithstanding, the total number of OCLI Shares which shall be required to be issued pursuant to Section 1.2 and upon the exercise of OCA Options that are converted into OCLI Options pursuant to Section 1.3 (calculated as if all such OCLI Options are exercised on the Effective Date) shall not (except as such number of shares shall be required to be adjusted pursuant to Section 1.10) exceed 1,930,869. In the event that the application of the Exchange Ratio set forth in Section 1.2 could result in the issuance of more than 1,930,869 Shares, such Exchange Ratio rate shall be automatically adjusted such that the total number of OCLI Shares will not exceed 1,930,869.

     1.5. Dissenting Shares. Each outstanding OCA Share held by an OCA shareholder who has demanded and perfected his or her right to an appraisal of his or her OCA Shares in accordance with Sections 85-98 of the MBCL and who has not effectively withdrawn or lost his or her right to such appraisal ("Dissenting Shares") shall not be converted into or represent the right to receive the OCLI Shares represented by such OCA Shares pursuant to Section 1.2 above, but the holder thereof shall be entitled only to such rights as are granted by Sections 85-98 of the MBCL.

     1.6. Payment for the OCA Shares. Promptly following the Effective Date of the Merger, First Interstate Bank of California (or its successor-in-interest), OCLI's stock transfer agent (the "Exchange Agent"), shall transmit to each record holder of an outstanding certificate which prior thereto represented OCA Shares (the "Shareholders") a form of letter of transmittal and instructions for use in effecting the surrender of such certificate and/or option or warrant agreement in exchange for the OCLI Shares represented by such OCA Shares or exercised OCA Option. Upon the surrender to the Exchange Agent of such certificates and a duly executed letter of transmittal and any required tax certifications, in accordance with such instructions, the Exchange Agent shall deliver a certificate for the OCLI Shares that such person is entitled to receive, minus the deduction specified in Section 1.7 and cash (if any) to which such holder is entitled pursuant to Sections 1.2, 1.9 and 1.10 of this Agreement. It shall be a condition of such payment and delivery that the surrendered certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting such shall pay any transfer or other taxes required by reason of such payment or delivery or establish to the satisfaction of the Exchange Agent, OCLI and/or the Surviving Corporation that such tax has been paid or is not applicable. Until so surrendered for exchange, each certificate heretofore representing OCA Common Stock (other than Dissenting Shares) shall, subject to Section 1.7 hereof, be deemed for all purposes to evidence the right to receive the consideration as described in accordance with
Section 1.2 above; provided, however, that unless and until any such outstanding certificate is so surrendered, the holder of such outstanding certificate shall cease to have any rights as a stockholder of OCA, except such rights, if any, as such holder may have with respect to Dissenting Shares and shall not be entitled to receive any consideration from the Surviving Corporation and/or OCLI with respect to the OCA Shares represented by such certificate. Unless and until any such outstanding certificates for OCA Shares shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of OCLI Common Stock as of any date subsequent to the Effective Date shall be paid to the holder of any such outstanding certificate and his other rights as a stockholder of OCLI shall be suspended, but upon such surrender of such outstanding certificate there shall be paid to the record holder of the certificate of shares of OCLI Common Stock issued in exchange therefor the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have theretofore become payable with respect to the number of those shares of OCLI Common Stock represented by such certificate issued upon such surrender and exchange, and his other rights as a stockholder of OCLI shall thereafter be restored.

     1.7. Escrow Account. For the purpose of providing support of the representations and warranties contained herein and to induce OCLI to enter into this Agreement, ten percent (10%) of OCLI Shares each Shareholder has the right to beneficially receive pursuant to Section 1.2 shall be withheld from payment to such Shareholder pursuant to Section 1.2 and shall be set aside in escrow pursuant to the terms of an Indemnification and Stock Escrow Agreement to be entered into at the Closing by and among OCLI, OCA, the Shareholder Representative (as defined therein) and First Interstate Bank, as escrow agent, in the form of Exhibit A attached hereto and incorporated herein by reference (the "Escrow Agreement"). The amount of shares placed in escrow pursuant to this
Section 1.7 shall be considered the "Escrowed Shares." The Escrowed Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed by the Escrow Agent solely for the purposes and in accordance with the terms of the Escrow Agreement. It is intended that the assets held in escrow as above provided shall facilitate OCLI's and the Surviving Corporation's ability to recover amounts to which they are entitled under this Agreement or the Escrow Agreement and to satisfy claims of OCLI and Acquisition arising as a result of this Agreement or the Escrow Agreement. Accordingly, and to the extent necessary to provide such protection to OCLI and the Surviving Corporation, property held in escrow thereunder shall be available to satisfy claims of OCLI and the Surviving Corporation under this Agreement or the Escrow Agreement to the extent provided in such agreements. The adoption of this Agreement and the approval of the Merger by the Shareholders shall constitute approval of the Escrow Agreement, including without limitation, placement and escrow of the Escrowed Shares and the appointment of the Shareholder Representative.

     1.8. Certain Other Agreements. Concurrently with the execution and delivery of this Agreement, OCA shall cause each individual identified in Exhibit B ("Affiliate") to deliver to OCLI an Affiliate Agreement in the form of Exhibit C attached hereto and a Continuity of Interest Certificate in the form attached as Exhibit D hereto, each duly executed and delivered by such Affiliates (collectively, the "Affiliate Agreements").

     1.9. No Fractional Shares of OCLI Common Stock. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of OCLI Common Stock shall be issued to any holder of OCA Common Stock in the Merger and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each OCA Shareholder who otherwise would have been entitled to receive a fraction of a share of OCLI Common Stock shall receive in lieu thereof cash, without interest, in an amount determined by multiplying such Shareholder's fractional interest by the closing price of OCLI Common Stock as reported on the Nasdaq

National Market System on the Effective Date. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Date by surrender of certificates for shares of OCA Common Stock shall be delivered by the Exchange Agent to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

     1.10. Adjustments. In the event OCLI shall declare, pay, make or effect between the date of this Agreement and the Effective Date (a) any stock dividend or other distribution in respect of the OCLI Common Stock payable in shares of capital stock of OCLI, (b) any stock split or other subdivision of outstanding shares of OCLI Common Stock into a larger number of shares, (c) any combination of outstanding shares of OCLI Common Stock into a smaller number of shares, (d) any reclassification of OCLI Common Stock into other shares of capital stock or securities, or (e) any exchange of the outstanding shares of OCLI Common Stock, in connection with a merger or consolidation of OCLI or sale by OCLI of all or part of its assets, for a different number or class of shares of stock or securities of OCLI or for the shares of the capital stock or other securities of any other corporation, appropriate adjustment shall be made in the Exchange Ratio as may be required to put the Shareholders in the same position as if the record date, with respect to any such transaction or transactions which shall so occur, had been immediately after the Effective Date, or otherwise to carry out the intents and purposes of this Agreement.

     1.11. Closing of Stock Transfer Books. The stock transfer books of OCA shall be closed at the close of business on the business day immediately preceding the Effective Date. In the event of a transfer of ownership of OCA Common Stock, the shares of OCLI Common Stock and cash (if any) to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such OCA Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

     1.12. Lost Certificates. In the event any certificate representing a Shareholder's OCA Shares or any instrument representing the right to acquire OCA Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or option or warrant instrument to be lost, stolen or destroyed, the Exchange Agent or the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed certificate or option or warrant instrument the consideration or instrument payable or deliverable in exchange therefor pursuant to this Article I. The Board of Directors of the Surviving Corporation or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or option or warrant instrument to give the Exchange Agent or the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate or option or warrant instrument alleged to have been lost, stolen or destroyed.

     1.13. Conversion of Acquisition Shares. At the Effective Date, each share of Acquisition's common stock outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into one (1) fully paid and nonassessable common share of the Surviving Corporation, which shares shall be registered in the name of and beneficially owned by OCLI.

     1.14. Adoption. This Agreement shall be submitted to the shareholders of Acquisition and OCA as provided by law. In the case of Acquisition, OCLI, as its sole shareholder, shall vote all its shares in favor of adoption of this Agreement. In the case of OCA, this Agreement shall be submitted to its shareholders at a duly called and held shareholder meeting for their approval pursuant to the MBCL.

                                   ARTICLE II

                                     CLOSING

     2.1. Time and Place of Closing. The closing under this Agreement (herein called the "Closing") shall take place at the offices of Collette & Erickson, 555 California Street, San Francisco, California 94104, on the second business day following the later of (i) the approval by the shareholders of OCA of the execution, delivery and performance by OCA of this Agreement and (ii)
satisfaction of all other conditions to Closing as set forth in Article 5 hereof, or at such other time or date as may be mutually agreeable to the parties hereto (the date on which Closing occurs being herein called the "Closing Date"). All transactions at the Closing shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents delivered.

     2.2. Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article V hereof, the parties hereto will cause the Merger to be consummated by delivering to the Secretary of State of the Commonwealth of Massachusetts articles of merger (the "Articles of Merger") and to the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") in such form or forms as may be required by, and executed and acknowledged in accordance with, the MBCL and the DGCL, as the case may be. The Merger shall become effective at the later of
(x) the time that the Articles of Merger are filed by the Secretary of State of the Commonwealth of Massachusetts or (y) the time that the Certificate of Merger is filed by the Secretary of State of the State of Delaware, in each case in accordance with the MBCL and the DGCL (or at such later time, which shall be as soon as reasonably practicable, specified as the effective date in the Articles of Merger or the Certificate of Merger). The term "Effective Date" shall mean the later of (x) the date and time of the filing of the Articles of Merger by the Secretary of State of the Commonwealth of Massachusetts or (y) the date and time of the filing of the Certificate of Merger by the Secretary of State of the State of Delaware (or such later time, which shall be as soon as reasonably practicable, as may be specified in the Articles of Merger or the Certificate of Merger).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1. Definitions. The term "knowledge", when used below with respect to OCA, shall mean actual knowledge of one or more of the following officers of
OCA: Donald A. Johnson, Michael J. Devlin, John D. Viggiano, Robert P. Catterson, and Michael Scobey (its "Management") in each case after giving effect to reasonable investigation conducted in the ordinary course of business. The term "basis", when used below, shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence. The term "ordinary course of business", when used in this Agreement, shall mean the ordinary course of business of OCA consistent with its past

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

custom and practice (including with respect to frequency and amount). The term "Code" when used in this Agreement shall mean the Internal Revenue Code of 1986, as amended and in effect. The term "GAAP", when used in this Agreement, shall mean generally accepted principles of accounting, consistently applied. The term "liability", when used in this Agreement, shall mean and include any material indebtedness, claim, loss, damage, deficiency (including deferred income tax), cost, expense, guaranty or responsibility, absolute, accrued, contingent or otherwise, and whether due or to become due. The term "Tax", when used in this Agreement, shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation Taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or other fiscal charges of any kind whatsoever, including without limitation any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return", when used in this Agreement, shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including without limitation any schedule or attachment thereto, and any amendment thereof. The term "delivered" includes physical delivery as well as making available for examination and copying.

     3.2. Representations and Warranties Pertaining to the OCA. OCA represents and warrants to OCLI and Acquisition that, except as set forth on the Disclosure Schedule attached hereto as Exhibit E (specifically identifying the relevant subsection hereof):

          (a)  Organization  and  Qualification.   OCA  is  a  corporation  duly
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business described in the Disclosure Schedule ("Business") as it is now being conducted. OCA has delivered to OCLI the Articles of Organization and Bylaws of OCA, each as amended to date. Neither the nature of OCA's Business nor the character of the properties owned or leased by OCA requires the qualification or licensing of OCA as a foreign corporation in any domestic jurisdiction other than the

State of California, in which OCA is duly qualified and licensed as a foreign corporation and in good standing.

          (b) Capitalization. The authorized capital stock of OCA consists of 2,000,000 shares of OCA Common Stock. There is no other capital stock of OCA authorized for issuance. As of date of this Agreement, there were 783,577 shares of OCA's Common Stock issued and outstanding, and these shares constitute the total issued and outstanding share capital of OCA. The Disclosure Schedule sets forth a complete and accurate list of all Shareholders, indicating the number of OCA Shares held by such Shareholder and such Shareholder's residence address. All of such shares have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights. The offer and sale of all outstanding securities of OCA complied with applicable federal, state and foreign securities laws.

     As of the date of this Agreement, OCA had authorized and reserved for issuance 162,000 shares of OCA Common Stock upon the exercise of OCA Options in the amounts listed on the Disclosure Schedule, which list indicates the address of each OCA Optionholder. All other options or warrants to purchase OCA Common Stock have expired or have been legally terminated. There are no other outstanding options or warrants to purchase shares of OCA Common Stock. Since June 30, 1995, no shares of capital stock of OCA have been repurchased from shareholders. No shares of OCA's capital stock are reserved for issuance (except for the OCA Options listed in the Disclosure Schedule) and there are no other warrants, convertible instruments or other rights, agreements or commitments, contingent or otherwise, obligating OCA to issue, sell or purchase stock. The books and records of the OCA are complete and correct and accurately reflect the conduct of the Business and affairs of OCA.

          (c) Subsidiaries. OCA has no subsidiaries. OCA is not a partner or joint venturer with any other person; and is not subject to any obligation, contingent or otherwise, to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any entity.

          (d) Authority. Subject to shareholder approval, which will be sought in accordance with applicable Massachusetts law, OCA has full right, power, capacity and authority to execute, deliver and perform this Agreement, to execute, deliver and file the Articles of Merger and to consummate the transactions contemplated thereby. The Board of Directors of OCA has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of the Shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the Shareholders. This Agreement has been duly and validly authorized by all necessary corporate action on the part of OCA, subject only, in respect of the consummation of the Merger, to approval by the shareholders of OCA holding 66_% in voting interest of the outstanding OCA Shares. This Agreement has been duly and validly executed and delivered by OCA and constitutes the valid and binding obligation of OCA enforceable against it in accordance with its terms. Upon execution and delivery for filing of the Articles of Merger, the Articles of Merger will have been duly executed and delivered for filing by OCA.

     Neither the execution, delivery and performance of this Agreement, the delivery for filing of the Articles of Merger nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) under any of the terms, conditions or provisions of OCA's Articles of Organization or Bylaws, each as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which OCA is a party or by which it or any of its properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to OCA or its properties or assets; (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of OCA's assets; or (iv) entitle any employee to severance or other payments by OCA or create any other obligation to an employee, including an increase in benefits.

     Except for the approval by the Shareholders of the Merger, a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Antitrust Improvements Act"), the filing and effectiveness of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), the delivery for filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts and the delivery for filing by OCLI and Acquisition of the Certificate of Merger with the Secretary of State of the State of Delaware, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by OCA or the consummation of the transactions contemplated hereby.

          (e) Financial Statements. OCA has delivered to OCLI true and complete copies of: (i) the unaudited balance sheet of OCA as of March 31, 1996 (the "Balance Sheet") and the unaudited statements of earnings and cash flows for OCA for the nine-month period ended March 31, 1996, (ii) the audited balance sheet of OCA as of June 30, 1994 and 1995 and the audited statements of earnings and cash flows for the same years, and (iii) the audited consolidated balance sheet of OCA and its Subsidiary as of June 30, 1993 and the audited consolidated statements of earnings and cash flows for OCA and its Subsidiary for the same year (collectively, the "OCA Financial Statements"). Each of the OCA Financial Statements has been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and complies as to form in all material respects to the interpretations and pronouncements of the Commission, and the OCA Financial Statements fairly present the financial condition, results of operations and cash flows of OCA (and its Subsidiary, as indicated) as at the dates and for the periods indicated.

          (f) No Undisclosed Liabilities; No Dealings with Shareholders, Officers, Directors or Employees. OCA has no liabilities or obligations of any nature, other than those shown or required to be shown by GAAP on the Balance Sheet and those which have arisen after the date of the Balance Sheet in the ordinary course of business which are not in the aggregate or individually material. OCA does not have any contractual arrangement with, or commitment to or from, any of its shareholders, officers, directors, employees as an entirety or their respective family members (other than such as may have been entered into in the normal course of employment), including, without limiting the generality of the foregoing, any contractual arrangement or commitment whereby any of such persons is directly or indirectly a joint investor or coventurer with respect to, or owner, lessor, lessee, licensor or licensee of, any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, OCA.

          (g)  Tax Matters.

               (i) OCA has accurately prepared and duly and timely filed all Tax Returns that OCA was required to file and that were required to be filed by OCA Applied Optics, a California corporation and a former subsidiary of OCA ("OCA-AO") which has been merged into OCA. All such Tax Returns were correct and complete in all material respects. All taxes owed by OCA and OCA-AO as reflected on the Tax Returns have been paid when due, other than those being contested in good faith and where adequate reserves have been established therefor. No claim or inquiry with respect to any material amount of Taxes has ever been made by an authority in a jurisdiction where OCA and OCA-AO did not file Tax Returns for any period ending on or before the Closing Date. There are no liens or other security interests on any of the assets of OCA that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) OCA has not filed a consolidated return with a company other than OCA-AO.

               (iii) OCA has delivered to OCLI true and complete copies of the income, franchise, excise, sales, use, property and employment tax returns filed by OCA and OCA-AO with any federal, state, local or foreign governmental authority since January 1, 1989, together with all examination reports and statements of deficiencies assessed, proposed in writing to be assessed against, or agreed to by OCA or OCA-AO.

               (iv) All Taxes of OCA or OCA-AO attributable to Tax periods or portions thereof ending on or prior to the Effective Date, including Taxes that may become payable by OCA or OCA-AO in future periods in respect of any transactions or sales occurring on or prior to the Effective Date, that have not yet been paid have, in the aggregate, been adequately reflected as a liability on the books of OCA in accordance with GAAP.

               (v) Without limiting the generality of the foregoing, OCA and OCA-AO have withheld or collected and duly paid all Taxes required to have been withheld or collected and paid in connection with payments to foreign persons, sales and use Tax obligations with respect to any and all states, and amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person.

               (vi) None of the Tax Returns of OCA or OCA-AO have been or are being currently audited or examined by any governmental authority, nor have any deficiencies for any Tax been asserted against OCA or OCA-AO.

               (vii) There are no outstanding agreements or waivers extending the statute of limitations applicable to any Tax Return of OCA or OCA-AO for any period. Neither OCA nor OCA-AO is currently the beneficiary of any extension of time within which to file any Tax Return.

               (viii)  Neither  OCA nor  OCA-AO  has filed a consent  under Code
Section 341(f) concerning collapsible corporations. Neither OCA nor OCA-AO has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Code Section 280G. Neither OCA nor OCA-AO has been a United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither OCA nor OCA-OA has been a passive foreign investment company as defined in Code Sections 1291-1297. OCA and OCA-AO have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither OCA nor OCA-AO is a party to any Tax allocation or sharing agreement. Neither OCA nor OCA-AO has liability for any Taxes of any person (other than any of OCA and OCA-AO) under Treas. Reg. Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (h) Properties; Environmental, Health and Safety Matters. OCA operates only from leased facilities in Massachusetts and California which are described in the Disclosure Schedule (the "Properties"), and owns leasehold improvements at the Properties, the book values of which are included in the Balance Sheet. OCA has good, full and marketable title to, or a valid and continuing leasehold interest in, all personal properties and assets, reflected on the Balance Sheet or acquired by OCA since the date of the Balance Sheet (except personal property leases terminated, or personal property sold or otherwise disposed of, in the ordinary course of business since the date of the Balance Sheet), free and clear of all liens, attachments, pledges, encumbrances or security interests of any nature whatsoever, except for liens for taxes not yet due and the rights of any lessor under any lease to which OCA is a party. OCA has never owned any real estate. All leases pursuant to which OCA leases real or personal property are in good standing, and are valid and in full force and effect in accordance with their respective terms. There are no defaults under any such leases attributable to OCA, and no event has occurred that (whether or not with notice, lapse of time or both) would constitute a default. All buildings, improvements, machinery, equipment, vehicles and items of tangible personal property used in connection with OCA's operations are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put and are not in need of maintenance or repairs except for ordinary, routine maintenance.

     To OCA's knowledge, the Disclosure Schedule sets forth or describes in reasonable detail with respect to the Properties and to OCA's operations since May 13, 1985:

               (i) (a) landfills, surface impoundments, pits, ponds, lagoons, underground injection wells, waste piles, land treatment units, incinerators and any other units located on the Properties and used by OCA for the handling, treatment, recycling, reuse, storage and disposal (hereinafter for the purposes of this subsection 3.02(h) "Management") of Hazardous Materials and (b) all underground, in-ground or on-ground storage tanks located on the Properties and used by OCA;

               (ii) for all units identified in clause (i)(a), information on the time period used, type of Hazardous Material, method of Management, and whether OCA has observed any evidence of releases of Hazardous Materials from such units onto the ground or subsurface or into groundwater or surface waters;

               (iii) for all tanks identified in clause (i)(b), information on the time period used, material being stored, and when and what tests, if any, have been conducted regarding tank integrity and test results, and whether OCA has observed any evidence of releases of material from such units onto the ground or subsurface or into groundwater or surface waters;

               (iv) any evidence which has been observed by OCA, including sample results, of soil or groundwater contamination on or migrating from the Properties which is not addressed by clauses (ii) or (iii);

               (v) a list of all sites to which Hazardous Materials have been sent by OCA for Management, the owner or operator of such off-site facilities, the transporter of such Hazardous Materials, type of Hazardous Materials, method of Management used, and time period of use;

               (vi) reports of releases (including continuous release reports) of Hazardous Materials occurring on or from the Properties and reported by OCA to (1) the National Response Center, State Emergency Response Commissions, Local Emergency Planning Committees or the United States Environmental Protection Agency (the "EPA") pursuant to requirements of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Water Act ("CWA") or other federal statutes; or (2) any foreign, state or local governmental authority;

               (vii) non-compliance by OCA since May 13, 1985 with conditions of environmental permits or licenses issued pursuant to the Clean Air Act, CWA, RCRA, the Toxic Substances Control Act ("TSCA"), the Safe Drinking Water Act, CERCLA or similar foreign, state or local statutes, laws, ordinances, rules or regulations;

               (viii) Hazardous Waste Manifest Discrepancy Reports, RCRA biennial reports or similar state reports, Discharge Monitoring Reports, air emission monitoring reports and air emission inventories, filed by OCA with any government agency;

               (ix) Reports of environmental audits conducted by OCA, its consultants, insurance companies or governmental agencies with respect to the Properties, and action plans and progress reports of OCA responding to audit findings;

               (x) Claims, litigation and other legal proceedings (including but not limited to notices of violation, notices of noncompliance, citations, orders, consent orders, consent decrees and administrative or judicial enforcement proceedings and proceedings which have been concluded [e.g., a judgment or consent decree has been entered] but pursuant to which work is ongoing [e.g., a decree requiring remedial activity to be undertaken]) made against OCA seeking or alleging money damages (resulting from injury to person or property), injunctive relief, remedial action, fines, penalties or any other remedy by reason of (1) OCA's violation of or noncompliance with any law, regulation, rule or requirement of law or regulation relating to pollution or protection of the environment

("Environmental Laws"), or any permit, license or registration issued thereunder; or (2) OCA's disposal, discharge or release of Hazardous Materials, whether or not in compliance with Environmental Laws; or (3) OCA's ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment, or any other unit used for Management of Hazardous Material; or (4) exposure to any chemical substances, noises or odors emanating from the Properties;

               (xi) All environmentally related permits and licenses and pending applications for such permits and licenses for the Properties, including notifications made by OCA to governmental agencies pursuant to Sections 3010(a) (notice of hazardous waste activity) and 9002 (underground storage tanks) of RCRA and by comparable state laws, and notices and reports made by OCA pursuant to Sections 302, 311, 312 and 313 of Title III of the Superfund Amendments and Reauthorization Act of 1986 and comparable state laws;

               (xii) All current and expired or terminated contracts involving the off-site transportation or Management of Hazardous Materials generated by OCA ;

               (xiii) All reports of environmental assessments, surveys or analyses conducted by or on behalf of OCA addressing the operational safety of the Properties and/or activities (e.g., transportation) of OCA and/or hazards and risks (including risk of episodic releases and impact of routine, continuous releases) associated therewith, including but not limited to process risk surveys, operational safety surveys, air emissions modeling, and risk assessments, and action plans and progress reports of OCA responding to any such reports;

               (xiv) A description of the manner in which asbestos was or is present on the Properties as documented in reports to OCA; and

               (xv) A list of all governmental inspections relating to the environment with respect to the Properties and any reports or studies generated therewith by OCA.

     Except as described in the Disclosure Schedule, OCA is not and has not been in violation of any law, regulation or ordinance (including without limitation, Environmental Laws and laws, regulations or ordinances relating to building, health code, zoning, land use or similar matters) relating to the Properties. The Properties have not been polluted or contaminated, nor have the Properties ever been the subject of environmental clean-up or remediation. The Properties do not contain any Hazardous Material (as defined below), nor has any Hazardous Material been discharged or spilled thereon. OCA has never owned or operated a petroleum or hazardous waste landfill or any petroleum or other hazardous waste treatment, storage or disposal facility. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of OCA which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any pollutant or waste. There are no proceedings affecting the Properties or threatened which could have an adverse effect on the present or expected future use of any such property for the purposes for which it was acquired or the purpose for which it is used. The Properties have not been on any federal or state "Superfund" list or on EPA's Comprehensive Response, Compensation and Liability Information System ("CERCLIS") list or on any analogous state environmental agency list. OCA has not received any notice from any governmental agency or other party seeking any information or alleging any liability with regard to the Properties or with regard to any off-site environmental conditions. The Properties are not subject to any lien under any Environmental Laws for which OCA is responsible.

     For purposes of this Agreement, "Hazardous Material" means any petroleum product or any flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including substances defined as "hazardous substances", "hazardous materials", "solid waste" or "toxic substances" under any applicable laws relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, and may include, but not be limited to, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; the TSCA; the CWA; the National Environmental Policy Act, as amended; the Solid Waste Disposal Act, as amended; the CERCLA, as amended; the Clean Air Act, as amended; the Emergency Planning and Community Right-to-Know Act, as amended; the Occupational Safety and Health Act, as amended; Hazardous Materials Transportation Act, as amended; and all rules and regulations promulgated pursuant to such federal, state, and county and foreign laws and ordinances.

          (i) Accounts Receivable. All OCA's accounts and notes receivable of OCA shown on the Balance Sheet and all accounts and notes receivable acquired by OCA subsequent to the date of the Balance Sheet to the date hereof are valid and enforceable, are not subject to any defense, set-off, counterclaim or claim for refund, have arisen in the ordinary course of business and have been collected, or are in the process of collection and are collectible in the ordinary course of business and in any event within six months from the Effective Date, in the aggregate recorded amounts thereof, less the applicable allowances reflected on the Balance Sheet with respect to the accounts and notes receivable shown thereon, or set up on a basis which is consistent with past practice on OCA's books with respect to the accounts and notes receivable acquired subsequent to the date of the Balance Sheet.

          (j) Purchase and Sale Commitments. No outstanding purchase commitments by OCA are in excess of the normal, ordinary and usual requirements of the Business of OCA, and the aggregate of the contract prices to which OCA has agreed in any outstanding purchase commitments is not so excessive when compared with current market prices for the relevant commodities or services that a material loss is likely to result. No outstanding commitment by OCA obligates OCA to sell any product or service at a price which, because of currently prevailing and projected costs of materials or labor, is likely to result in the period beginning with the date of the Balance Sheet and ending June 30, 1997, when all such sales commitments are taken in the aggregate for such period, in a loss to OCA. There are no suppliers to OCA of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

          (k) Governmental Authorizations. Set forth on the Disclosure Schedule is a complete and accurate list of all material governmental permits, licenses, franchises, concessions, zoning variances and other approvals, authorizations and orders which have been obtained in connection with OCA's conduct of its present Business. Such permits, licenses, franchises, concessions, zoning variances, approvals, authorizations and orders constitute all governmental permits, licenses, franchises, concessions, zoning variances, approvals, authorizations and orders which are required under all applicable local, state, federal or foreign laws and regulations for the operation of the Business being conducted by OCA as it has been heretofore conducted. All such permits, licenses, franchises, concessions, zoning variances, approvals, authorizations and orders are presently in full force and effect, OCA is in material compliance with the requirements thereof (except for immaterial violations that are unlikely to result in a suspension or forfeiture thereof), no suspension or cancellation of any of them is threatened, the delivery for filing of the Articles of Merger and the Certificate of Merger and the
consummation of the Merger will not adversely affect the validity or effectiveness of, and will not require, for retention thereof after the change of ownership resulting from the Merger, the consent or approval of any party to, or any other person or governmental agency having jurisdiction of, any such permit, license, franchise, concession, zoning variance, approval, authorization or order. OCA has no knowledge of any fact or circumstance which would prevent, limit or restrict OCA from continuing to operate its Business in the present manner, and no new material requirements pertaining to the manner of operating its current Business have been issued or announced by any governmental authority since January 1, 1995, nor are there any disputes pending between OCA and any governmental authority about OCA's current operations, and OCA has furnished or made available to OCLI all reports and applications filed by OCA with any governmental agency since January 1, 1993.

          (l) Patents; Trademarks. OCA solely owns or has the right to use, free and clear of any obligation of payment, encumbrance, lien or claim, all patents, patent and know-how licenses, trademarks, trade names, service marks, brand names and copyrights, and registrations and applications therefor, used in the conduct of its Business or the use of which is necessary for its Business as now being conducted (the "Intangibles"). OCA owns or possesses adequate rights to use, free and clear of any obligation of payment, encumbrance, lien or claim, all inventions, technology, technical know-how, processes, designs, trade secrets, vendor and customer lists and other confidential information required for or used in its current Business. To the extent that OCA has provided to the U.S. Government any trade secrets, know how, or proprietary data, OCA has marked such trade secrets, know how, and proprietary data with adequate restrictive legends which identify such as either "restricted computer software" or "limited rights data," as those terms are defined in the Federal Acquisition Regulations ("FAR") at Subpart 27.4. To the extent that OCA has provided to any third party, other than the U.S. Government, any trade secrets, know how, or proprietary data, such information has been provided subject to an adequate non-disclosure agreement or obligation. No person has made any claim or demand upon OCA pertaining to, and no proceeding is pending or threatened, which challenges (i) the rights of OCA in respect of any Intangibles or (ii) the rights of OCA to any confidential information or trade secrets used in the conduct of its current Business. No Intangible owned or used by OCA in its current Business is subject to any order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency which is materially adverse to OCA's current Business. No person has made any claim or demand upon OCA, infringed, or engaged in the unauthorized use of, any patent, trademark, trade name, service mark, brand name or copyright, or any invention, technology, technical know-how, process, design, trade secret or other intellectual property of another. There is no infringement or unauthorized use by a third party of any patent, trademark, trade name, service mark, brand name or copyright, or any invention, technology, technical know-how, process, design, trade secret or other intellectual property owned or used by OCA. Each technical or managerial employee of OCA is bound by the terms of an Employee Patent and Confidential Information Agreement or similar agreement, a copy of which has been supplied to OCLI.

          (m) Government Property; Accounting for Government Contracts. The Disclosure Schedule contains an accurate list of the type and location of each item of property owned or furnished directly or indirectly by the U.S. Government or by non-government customers to be used by OCA in connection with the performance of prime contracts or subcontracts for the U.S. Government or any agency or department thereof or, as the case may be, for other non-government customers; in each case where the original acquisition price exceeded $10,000. All such property is present at the location so indicated, is in as good condition as when originally furnished, except for ordinary wear and tear, and is being accounted for pursuant to applicable Federal regulations or customer requirements. OCA has claimed reimbursement under contracts with the U.S. Government only for costs which are allowable, including costs specifically allowed by FAR Part 31, entitled "Contract Cost Principles and Procedures." OCA's cost accounting system complies with GAAP, and the Cost Accounting Standards, as promulgated by the Cost Accounting

Standards Board and reflected in Appendix B to the FAR. OCA has not made any changes to its accounting practices that would require submission of a cost impact proposal to the U.S. Government and no cost impact proposal has been requested by the U.S. Government. There are no pending or threatened audits by the Defense Contracts Audit Agency or other government audit authority under which allowance and allocation of cost and/or accounting for cost is at issue or that could lead to the disallowance of repayment of any material monies already received.

          (n) Insurance. All policies of insurance owned by OCA are listed on the Disclosure Schedule. OCA (i) is not in default with respect to any material provision of any policy of general liability, fire or other form of insurance held by it; (ii) is current in the payment of all premiums due or has reserved for such premiums due on such insurance, and has not failed to give any notice or present any claim thereunder in due and timely fashion, except for claims that are immaterial in both the nature of the claim and in the amount of such claim; (iii) maintains insurance on all of its assets and its Business (including products liability insurance) from insurers which are financially sound and reputable, in amounts and coverages and against the kinds of risks and losses reasonably prudent to be insured against by corporations engaged in the same or similar businesses; (iv) no basis exists which would jeopardize the coverage under any such insurance; and (v) under the terms of the policy relating thereto, no such insurance will be automatically terminated or canceled by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (o) Employee Benefit Plans. For the purposes of this Section 3.2(o), the following definitions shall apply:

               (i) Accumulated Funding Deficiency: An "accumulated funding deficiency" as defined in ERISA Section 302(a)(2) or the last two sentences of
Section 412(a) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by, this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

               (ii) Complete Withdrawal: A "complete withdrawal" from a Multiemployer Plan as defined in Section 4203 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

               (iii) ERISA: The Employee Retirement Income Security Act of 1974, as amended and in effect at the time of execution of this Agreement.

               (iv) ERISA Affiliate: The ERISA Affiliate of any party to this Agreement shall mean any member of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Code) which includes that party to this Agreement.

               (v) Multiemployer Plan: A "multiemployer plan" as defined in ERISA Section 3(37) or Section 414(f) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

               (vi) Partial Withdrawal: A "partial withdrawal" from a Multiemployer Plan as defined in Section 4205 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

               (vii) Plan Termination: A termination of a Pension Plan, whether partial or complete, within the meaning of Title IV of ERISA.

               (viii) PBGC:  The Pension Benefit Guaranty Corporation.

               (ix) Pension Plan: A "pension plan" or "employee pension benefit plan" as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

               (x) Prohibited Transaction: A "prohibited transaction" as defined in ERISA Section 406 or Section 4975(c) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

               (xi) Reportable Event: A "reportable event" as defined in Section 4043(b) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

               (xii) Welfare Plan: A "welfare plan" or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     Except as disclosed in the Disclosure Schedule:

     OCA does not maintain or contribute to any Pension Plan or any Welfare Plan, nor has OCA or any of OCA's ERISA Affiliates ever had, an obligation to contribute to any Multiemployer Plan. All Pension Plans and Welfare Plans of OCA have been administered in compliance with their terms, ERISA and, where applicable, the Code. OCA has applied to the Internal Revenue Service for a favorable determination letter with respect to the qualification of each such Pension Plan which is intended to qualify under Section 401(a) of the Code and the exemption of any corresponding trust. A copy of each such application has been furnished to OCLI, and OCA has no reason to believe that such favorable determination letters will not be issued in the ordinary course. With respect to each Pension Plan: (1) there is no fact, including, without limitation, any Reportable Event, that exists that would constitute grounds for termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, in each case as contemplated by ERISA; (2) neither OCA nor any fiduciary, trustee or administrator of any Pension Plan or Welfare Plan has engaged in any Prohibited Transaction that could subject OCA to any tax or any penalty imposed by ERISA or the Code; (3) OCA has no liability to the PBGC (other than for payment of premiums); and (4) there is no Accumulated Funding Deficiency with respect to any Pension Plan maintained by OCA or any of OCA's ERISA Affiliates, whether or not waived.

     No Pension Plan or Welfare Plan, OCA or any of OCA's ERISA Affiliates, or any "party in interest" or "disqualified person" (as such terms are defined in
Section 3 of ERISA and Section 4975 of the Code) with respect to any Pension Plan or Welfare Plan has taken any action including the making of any investment, or failed to take any action, that could subject any of them or any other person to any liability for any tax or for breach of fiduciary duty with respect to or in connection with any Pension Plan or Welfare Plan. No Pension Plan or Welfare Plan, administrator or fiduciary of any Pension Plan or Welfare Plan, or OCA has any liability under any provision of any applicable law by reason of any communication or failure to communicate with respect to or in connection with any Pension Plan or Welfare Plan, or any filing or failure to file with any governmental entity. No Pension Plan or Welfare Plan, administrator or fiduciary of any Pension Plan or Welfare Plan, or OCA or any of OCA's ERISA Affiliates has any liability to any plan participant, beneficiary or other person under any provision of any applicable law by reason of any payment of benefits or other amounts or failure to pay benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights (such as, but not limited to, vesting rights) with respect to benefits under or in connection with any Pension Plan or Welfare Plan, other than benefit claims in the normal administration of each Pension Plan or Welfare Plan. OCA is not delinquent or in arrears on any amounts owed to, or with respect to any contributions under, any Pension Plan or Welfare Plan. No person is a participant in or eligible for participation (without regard to age or service) in, any Pension Plan or Welfare Plan who is not a present or former employee of OCA or a beneficiary of such Pension Plan or Welfare Plan. Except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), none of the Pension Plans or Welfare Plans provides for continuing accrual of benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment with OCA.

     Except to the extent COBRA requires OCA to offer health insurance and OCA incurs administrative costs, there are no unfunded obligations under any Pension Plan or Welfare Plan providing benefits after termination of employment to any employee of OCA (or beneficiary thereof), including without limitation retiree health coverage and deferred compensation. There has been no Plan Termination that has occurred during the five-year period ending on the date hereof. OCA has no liability incurred under Title IV of ERISA by OCA with respect to any Pension Plan maintained by a trade or business (whether or not incorporated) which is under common control with, or part of a controlled group of corporations with, OCA, within the meaning of Sections 414(b) or (c) of the Code. No event has occurred and no condition exists with respect to any Pension Plan or Welfare Plan that would subject OCA to any tax under Section 4972, 4977, 4979 or 4980B of the Code or to a fine under ERISA Section 502(c) with respect to any such plan. No Welfare Plan is funded with a trust or other funding vehicle, other than insurance policies. No Welfare Plan or Pension Plan, plan documentation or agreement, summary plan description or other written communication distributed to employees prohibits OCA from amending or terminating any such plan. There has occurred no Complete Withdrawal or Partial Withdrawal with respect to any Multiemployer Plan that could cause OCA to incur any liability under or as a result of ERISA other than to the extent previously paid or fully provided for in the Balance Sheet, and all payments required to be made to any such Plan by OCA under any applicable collective bargaining agreements have been made. As of the date of the Balance Sheet, OCA had no liability in connection with any Pension Plan, Welfare Plan or other employee benefit plan which was not fully provided for on the Balance Sheet. There are no actions, arbitration's or claims pending or threatened with respect to any Pension Plan, Welfare Plan or other employee benefit plans or any fiduciary or sponsor thereof.

          (p) Descriptions and Lists. Set forth on the Disclosure Schedule is an accurate and complete list of the following oral or written contracts, agreements, leases and other documents in effect as of the date of this Agreement to which OCA is a party or by which it or its properties or assets are bound and relating to:

               (i)  interests in the Properties;

               (ii) a list of (a) each executory or unexpired contract awarded by the U.S. Government from which OCA derived revenue in fiscal 1995 or from which OCA believes it will derive in fiscal 1996, which list (i) separates contracts by category, i.e., fixed price, cost plus fixed fee, etc.; (ii) includes designation as small business set aside and (iii) sets forth contract value (plus options), contract funding, contract to-date cost, contract backlog
(plus  options),   and  funds  backlog, monthly
expenditure rate, (b) each outstanding proposal submitted in response to solicitations issued by any agency of the U.S. Government, (c) each agreement of OCA made in the ordinary course of business (other than leases for real property, bank loans and contracts awarded by the U.S. Government) which involves aggregate future payments by or to OCA whose term extends beyond one year after the date hereof; (d) all distributorship, sales, agency or franchise agreements of OCA; (e) each agreement containing any covenant restricting the freedom of OCA to compete in any line of business or area or with any person;
(f) each agreement obligating, absolutely or on a contingency basis, OCA to make payments to a third party based on future sales, revenues or earnings of OCA from a product or service; and (g) each agreement of OCA not made in the ordinary course of business which is or was to be performed after the date of this Agreement and not otherwise disclosed pursuant to another section of the Disclosure Schedule, including (1) any obligation providing for indemnification or responsibility for the obligations or losses of another person (including guarantees) or (2) any financing agreements;

               (iii) a list of (a) the names, titles, location, salaries, bonuses, vacation and other allowances, and other employment conditions or compensation arrangements of all members of Management, directors and other employees whose base salary is in excess of $100,000 for fiscal 1996, including the last date of any increase in such persons' compensation; (b) any of such persons on leave of absence or who are currently collecting disability payments; and (c) all employment, consulting or similar compensation agreements of OCA which may not be terminated by OCA without penalty within thirty days after the Closing;

               (iv) a list of all loans to employees including amount due, interest, term and collateral;

               (v) a list of (a) all bonus, incentive compensation, deferred compensation, profit-sharing, stock option, retirement, pension, severance, indemnification, insurance, death benefit or other fringe benefit plans, agreements or arrangements of OCA (or applying to OCA) in effect, or under which any amounts remain unpaid, on the date hereof or to become effective after the date hereof, the methods of computing OCA's obligations thereunder, and a description of any funding vehicles therefor; (b) all agreements, plans or arrangements under which any person may receive payments from OCA that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under

Section 280G of the Code; and (c) all employee agreements or plans binding OCA, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (vi) a list of each agreement or other instrument or arrangement defining the terms on which any indebtedness of OCA is or may be issued;

               (vii) a list of each outstanding commitment by OCA to make a capital expenditure, capital addition or capital improvement involving an amount in excess of one hundred thousand dollars ($100,000);

               (viii) a list of (a) aged accounts receivable; (b) any inventory having a value in excess of fifty thousand dollars ($50,000); (c) any prepaid expense in excess of fifty thousand dollars ($50,000); (d) all items of machinery, equipment or other tangible personal property with a depreciated book value in excess of fifty thousand dollars ($50,000); and (e) all automobiles and trucks;

               (ix) the name of every bank in which OCA has an account or safe deposit box, the identifying number of all such accounts and safe deposit boxes, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks or otherwise act on behalf of OCA in any dealings with such banks;

               (x) a list of all health and/or safety audit reports (and related action plans) which were prepared since January 1, 1990;

               (xi) a list of all industrial hygiene surveys and personnel safety statistics prepared since January 1, 1990;

               (xii) summaries of all epidemiological or toxicological studies, conducted by or on behalf of, or in the possession of OCA;

               (xiii) a list of all occupational safety and health reports filed with governmental agencies or instrumentalities since January 1, 1990;

               (xiv) annual summaries of workers compensation liabilities in excess of five thousand dollars ($5,000) per person per year since January 1, 1990;

               (xv) a list of all citations, notices of violations, orders, consent orders, administrative or judicial enforcement proceedings from governmental agencies or instrumentalities with respect to health or safety matters issued or pending since January 1, 1990;

               (xvi) a list of each inspection by any governmental agency or instrumentality concerning health, safety or environmental matters;

               (xvii) a list of all submissions to health, safety and product safety regulatory agencies since January 1, 1990;

               (xviii) a list of each accident or event occurring after January 1, 1990 which has resulted in, or to OCA's best knowledge, may result in a claim against OCA that personal injury, property damage or economic loss was caused by OCA or involved any employee in his capacity as an employee, or any property of, or product or service sold by, OCA; and

               (xix) a list of all claims pending under the insurance policies listed pursuant to Section 3.2(n) (including, in their aggregate amount, employee benefit claims other than health or dental insurance claims and workers' compensation claims in excess of $5,000 per year).

     OCA has furnished or made available to OCLI a true, correct and complete copy of each document that is referred to or otherwise related to any item referred to in this Section 3.2(p) or otherwise in this Agreement.

          (q) Validity. There is no default or claimed or purported or alleged default on the part of OCA, or basis on which, with notice or lapse of time or both (including notice of this Agreement), a default would exist, in any material obligation on the part of OCA to be performed under any lease, contract, plan, policy or other instrument or arrangement referred to in Section 3.2(p). OCA has received no "show cause" or "cure notice" under any contract with the U.S. Government referred to in Section 3.2 (p)(ii). To OCA's knowledge, there are no facts suggesting or indicating that the U.S. Government is contemplating the termination for convenience of any executory or unexpired U.S. Government contract referred to in Section 3.2(p)(ii).

          (r) No Changes. Since the date of the Balance Sheet there has not been:

               (i) any material adverse change in the financial condition, assets, liabilities, earnings, or Business of OCA;

               (ii) any damage, destruction or loss (whether or not covered by insurance) to the Properties or the production equipment located therein which materially and adversely affects the condition (financial or otherwise), assets, liabilities, earnings or Business of OCA;

               (iii) any declaration, setting aside or payment of any dividend, or other distribution, in respect of OCA's capital stock or any direct or indirect redemption;

               (iv) any option to purchase OCA's capital stock granted to any person, or any employment or deferred compensation agreement entered into between OCA and any of its officers, directors or consultants;

               (v) any issuance or sale by OCA of any stock (other than upon the exercise of stock options), bonds or other corporate securities;

               (vi) any statute, rule or regulation, or any government policy, adopted which pertains particularly to OCA's Business (and not businesses in general) and which would materially and adversely affect the Business or assets of OCA;

               (vii) any material mortgage, lien, attachment, pledge, encumbrance or security interest created on any asset, tangible or intangible, of OCA, or assumed by OCA with respect to any such asset, except for liens for taxes not yet due, and for equipment leases and purchase money security interests entered into in the ordinary course of business;

               (viii) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transaction (except that reflected in this Agreement or attributable to the obligations of OCA under this Agreement or the preparation thereof) engaged in, by OCA, except those in the ordinary course of business consistent with past practice;

               (ix) any obligation or liability discharged or satisfied by OCA, except items included in current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

               (x) any sale, assignment, lease, transfer or other disposition of any tangible asset of OCA, except in the ordinary course of business, or any sale, assignment, lease, transfer or other disposition of any of its patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

               (xi) any amendment, termination or waiver of any material right belonging to OCA, including with respect to government contracts;

               (xii) any increase in the compensation or benefits payable or to become payable by OCA to any of its officers, directors or employees except for ordinary increases for non-management employees in accordance with prior practice and increases for management employees which are properly chargeable to a U.S. Government reimbursable account;

               (xiii) any transaction or contract with a director or officer of OCA or a member of any such director's or officer's family, including a loan, change of employment conditions, change of pension rights or bonus, not approved in writing by OCLI;

               (xiv) any material reduction in the total funding available and obligated by the U.S. Government for any cost-reimbursement contract;

               (xv) any material increase in the costs incurred by OCA in excess of an established funding ceiling as reflected in a "Limitation of Cost" clause, "Limitation of Funds" clause, or any other provision contained in any cost-reimbursement contract with the U.S. Government (or any subcontract thereunder) purporting to limit to an pre-established amount the U.S. Government's (or the prime contractor's) liability for reimbursement of incurred costs; or

               (xvi) any other material action or event not in the ordinary course of business.

          (s) Litigation or Proceedings. OCA is not engaged in, or a party to, or, to its knowledge, threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, suspension or debarment proceeding, nor does any basis for any claim or legal action or other proceeding or governmental investigation or any suspension or debarment proceeding exist. There are no orders, rulings, decrees, judgments or stipulations to which OCA is a party by or with any court, arbitrator or administrative agency which individually or collectively materially affect OCA, or its Business or properties.

          (t) Compliance with Laws. OCA (i) has not been and is not in material violation of any applicable building, zoning, occupational safety and health, pension, export control, environmental control or other federal, state, local or foreign law, ordinance, regulation, rule, order or governmental policy applicable to the Properties or the production equipment located therein or the operation thereof, or any employment, equal opportunity or similar law, ordinance, regulation, rule or order or any applicable governmental policy, or any other law, ordinance, regulation, rule, order or governmental policy applicable to OCA, or its Business or assets; (ii) has not received any complaint from any governmental authority, and to its knowledge none is threatened, alleging that OCA is in material violation of any such law, ordinance, regulation, order or policy; (iii) has not received any notice from any governmental authority of any pending proceedings to take all or any part of the Properties by condemnation or right of eminent domain and, to its knowledge, no such proceeding is threatened; and (iv) is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or judgment, order, writ, injunction, rule, regulation, code or ordinance, compliance with which materially and adversely affects, or might reasonably be expected materially and adversely to affect, the Business, Properties, assets or financial condition of OCA taken as a whole.

          (u) Corporate Practices. OCA has never, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees, or to foreign or domestic political parties or campaigns, from corporate funds; (iii) violated any provisions of the Foreign Corrupt Practices Act of 1977;

(iv) established or maintained any unlawful or unrecorded fund of monies or other assets; (v) made any false or fictitious entry on its books or records;
(vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person; (vii) made any bribe, kickback, finder's fee, commission, or other payment or compensation of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained;
(viii) submitted, or caused to be submitted, any false claims against the U.S. Government or (ix) made, or caused to be made, any false statements to the U.S. Government subject to prosecution under 18 U.S.C. Section 1001.

          (v) Labor Matters. There are no collective bargaining agreements covering any of OCA's employees. There are no labor organizing activities, election petitions or proceedings, disputes, slowdowns, work stoppages or unfair labor practice complaints pending or threatened against OCA or between OCA and any of its employees, nor have there been any such activities or controversies within the three years prior to this Agreement. No labor grievance has been filed and no arbitration proceeding has arisen and is pending and no claim therefor has been asserted.

          (w) Brokers and Finders. OCA has not employed any broker, agent or finder or incurred any liability on behalf of OCA for any brokerage fees, agents' commissions or finders' fees in connection with the Merger.

          (x) Powers of Attorney. OCA has no powers of attorney or similar authorizations outstanding except in connection with requests for certificates of tax good standing and like certificates.

          (y) Product Warranties. OCA has no active warranties in effect in connection with the sale of any products by it.

          (z) No Termination of Relationship. As of the date hereof, no material relationship between OCA and a distributor, customer, supplier, lender, employee or other person may be terminated or adversely affected as a result of the Merger.

          (aa) Pooling Accounting. OCA and, to the best of OCA's knowledge, the Shareholders have taken no actions that would prevent OCLI from accounting for the Merger as a pooling-of-interests for accounting purposes.

          (bb) Continuity of Interest. To the best of OCA's knowledge, there is no plan or intention on the part of the Shareholders to sell, exchange or otherwise dispose of a number of shares of OCLI Shares received in the Merger that would reduce the Shareholders' ownership of OCLI stock to a number of shares having a value, as of the Effective Date, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of OCA as of the same date. For purposes of this representation, shares of OCA Common Stock surrendered by dissenters or exchanged for cash or in lieu of fractional shares of OCLI Common Stock will be treated as outstanding OCA Common Stock on the Effective Date. Moreover, shares of OCA Common Stock and shares of OCLI Common Stock held by the Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          (cc) Expenses. The Disclosure Schedule sets forth a description of all fees and expenses OCA has paid or incurred as of the date hereof in connection with the transactions contemplated hereby.

          (dd) Statements True and Correct; Further Representations and Warranties. This Agreement (including the Disclosure Schedule and any documents described herein or in the Disclosure Schedule and delivered pursuant hereto) does not contain any untrue statement of a material fact or omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     3.3. Representations and Warranties of OCLI and Acquisition. OCLI and Acquisition represent and warrant to OCA that except as set forth in the OCLI SEC Documents (as defined in Section 3.3(c) below) or the Disclosure Schedule attached as Exhibit F (the "OCLI Disclosure Schedule") and specifically identifying the relevant subsection thereof:

          (a) Organization and Good Standing. OCLI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted. OCLI has delivered to OCA the Certificate of Incorporation, as amended to date, of both OCLI and Acquisition. OCLI and Acquisition are duly qualified to do business as a foreign corporation, and are in good standing, in each jurisdiction in which the character of the properties owned, operated or leased by the respective corporation or the nature of the respective corporation's activities is such that qualification as a foreign corporation is required by applicable law.

          (b) Authority. Each of OCLI and Acquisition has full right, power, capacity and authority to execute, deliver and perform this Agreement, to consummate the transactions contemplated hereby and in the case of Acquisition to execute, deliver and file the Articles of Merger and the Certificate of Merger. The execution and delivery hereof, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of OCLI and Acquisition, and this
Agreement constitutes the valid and legally binding obligation of OCLI and Acquisition enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement, the delivery for filing of the Certificate of Merger nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination, acceleration of, or default (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time or both) under any of the terms, conditions or provisions of the respective charter documents or Bylaws of OCLI or Acquisition, each as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which OCLI or Acquisition is a party, or by which OCLI or Acquisition or any of their respective properties or assets may be bound or affected, (ii) to the knowledge of OCLI, result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to OCLI or Acquisition, or their respective properties or assets, or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of OCLI's assets.

     Except for a filing under the Antitrust Improvements Act, the filing and effectiveness of the Registration Statement with the Commission, the delivery for filing of the Articles of Merger with the Secretary of State of the
Commonwealth  of  Massachusetts   and  the  delivery  for  filing  by

OCLI and Acquisition of the Certificate of Merger with the Secretary of State of the State of Delaware, a filing of a listing application with the Nasdaq National Market System and filings with certain states under "blue sky" laws, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by OCLI or Acquisition or the consummation of the transactions contemplated hereby.

          (c) SEC Documents. OCLI has delivered to OCA true and complete copies of each report and definitive proxy statement filed by OCLI with the Commission since October 31, 1994 as such documents have since the time of their filing been amended (the "OCLI SEC Documents") and true and complete copies of each exhibit referred to in the OCLI SEC Documents (but without duplication), as such exhibits have since the time of their filing been amended (the "OCLI SEC Exhibits") which are all the reports, proxy statements (other than preliminary material) and exhibits that OCLI was required to file with the Commission since such date. As of their respective dates, the OCLI SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder applicable to such OCLI SEC Documents and none of the OCLI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time in light of the circumstances under which they were made, not misleading. The financial statements of OCLI included in the OCLI SEC Documents complied as to form in all material respects with applicable accounting requirements and with published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of OCLI and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The OCLI SEC Exhibits complied in all material respects with the rules and regulations of the Commission applicable thereto.

          (d) Capital Stock of OCLI. As of April 30, 1996, OCLI had authorized, issued and outstanding the number of shares of capital stock as set forth in the OCLI Disclosure Schedule.

     All of such shares have been duly authorized and validly issued, are fully paid, non-assessable and free of preemptive rights. The offer and sale of all outstanding securities of OCLI complied with applicable federal and state and foreign securities laws. The OCLI Shares to be delivered at the Closing pursuant to this Agreement are duly authorized and, when and if so delivered, will be validly issued, outstanding, fully paid and nonassessable.

     On or prior to the Merger, 330,804 shares of OCLI Common Stock will have been reserved for issuance upon the exercise of the OCA Options listed in the Disclosure Schedule, together with such additional shares as may become issuable pursuant to the operation of the anti-dilution provisions of the OCA Options. The issuance and delivery of OCLI Shares upon the completion of the conversion described in Section 1.2 of the Agreement will not require an adjustment in the number of shares issuable upon the exercise of OCLI's outstanding securities which are convertible into or exercisable for shares of OCLI Common Stock.

          (e) Brokers and Finders. OCLI and Acquisition have not employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

          (f) Novation of Contracts. OCLI and Acquisition acknowledge that novation of OCA's U.S. Government contracts may be required after the Effective Date.

          (g) No Intent to Sell or Transfer OCA. OCLI has no present intention of selling or otherwise disposing of the capital stock of OCA, of any division of OCA or of any substantial portion of OCA's assets.

          (h) No Changes. There has not been: (i) any material adverse change in the financial condition, assets, liabilities or earnings of OCLI; (ii) any material damage, destruction or loss (whether or not covered by insurance) to OCLI's properties or the production equipment located therein which materially and adversely affects the financial or operating condition of OCLI; (iii) any statute, rule or regulation, or any government policy, adopted which pertains particularly to OCLI's business (and not businesses in general) and which would materially and adversely affect OCLI's business or assets; (iv) any material mortgage, lien, attachment, pledge, encumbrance or security interest created on any material asset, tangible or intangible, of OCLI, or assumed by OCLI with respect to any such asset, except for liens for taxes not yet due, and for equipment leases and purchase money security interests entered into in the ordinary course of business.

          (i) Employee Benefit Plans. For the purposes of this Section 3.3(i), the definitions as set forth in Section 3.2(o) shall apply. Except as disclosed in the Disclosure Schedule:

     OCLI does not maintain or contribute to any Pension Plan or any Welfare Plan, nor has OCLI or any of OCLI's ERISA Affiliates ever had, an obligation to contribute to any Multiemployer Plan. All Pension Plans and Welfare Plans of OCLI have been administered in compliance with their terms, ERISA and, where applicable, the Code. OCLI has applied to the Internal Revenue Service for a favorable determination letter with respect to the qualification of each such Pension Plan which is intended to qualify under Section 401(a) of the Code and the exemption of any corresponding trust. A copy of each such application has been furnished to OCA, and OCLI has no reason to believe that such favorable determination letters will not be issued in the ordinary course. With respect to each Pension Plan: (1) there is no fact, including, without limitation, any Reportable Event, that exists that would constitute grounds for termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, in each case as contemplated by ERISA; (2) neither OCLI nor any fiduciary, trustee or administrator of any Pension Plan or Welfare Plan has engaged in any Prohibited Transaction that could subject OCLI to any tax or any penalty imposed by ERISA or the Code; (3) OCLI has no liability to the PBGC (other than for payment of premiums); and (4) there is no Accumulated Funding Deficiency with respect to any Pension Plan maintained by OCLI or any of OCLI's ERISA Affiliates, whether or not waived.

     No Pension Plan or Welfare Plan, OCLI or any of OCLI's ERISA Affiliates, or any "party in interest" or "disqualified person" (as such terms are defined in Section 3 of ERISA and Section 4975 of the Code) with respect to any Pension Plan or Welfare Plan has taken any action including the making of any investment, or failed to take any action, that could subject any of them or any other person to any liability for any tax or for breach of fiduciary duty with respect to or in connection with any Pension Plan or Welfare Plan. No Pension Plan or Welfare Plan, administrator or fiduciary of any Pension Plan or Welfare Plan, or OCLI has any liability under any provision of any applicable law by reason of any communication or failure to communicate with respect to or in connection with any Pension Plan or Welfare Plan, or any filing or failure to file with any governmental entity. No Pension Plan or Welfare Plan, administrator or fiduciary of any Pension Plan or Welfare Plan, or OCLI or any of OCLI's ERISA Affiliates has any liability to any plan participant, beneficiary or other person under any provision of any applicable law by reason of any payment of benefits or other amounts or failure to pay benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights (such as, but not limited to, vesting rights) with respect to benefits under or in connection with any Pension Plan or Welfare Plan, other than benefit claims in the normal administration of each Pension Plan or Welfare Plan. OCLI is not delinquent or in arrears on any amounts owed to, or with respect to any contributions under, any Pension Plan or Welfare Plan. No person is a participant in or eligible for participation (without regard to age or service) in, any Pension Plan or Welfare Plan who is not a present or former employee of OCLI or a beneficiary of such Pension Plan or Welfare Plan. Except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), none of the Pension Plans or Welfare Plans provides for continuing accrual of benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment with OCLI.

     Except to the extent COBRA requires OCLI to offer health insurance and OCLI incurs administrative costs, there are no unfunded obligations under any Pension Plan or Welfare Plan providing benefits after termination of employment to any employee of OCLI (or beneficiary thereof), including without limitation retiree health coverage and deferred compensation. There has been no Plan Termination that has occurred during the five-year period ending on the date hereof. OCLI has no liability incurred under Title IV of ERISA by OCLI with respect to any Pension Plan maintained by a trade or business (whether or not incorporated) which is under common control with, or part of a controlled group of corporations with, OCLI, within the meaning of Sections 414(b) or (c) of the Code. No event has occurred and no condition exists with respect to any Pension Plan or Welfare Plan that would subject OCLI to any tax under Section 4972,

4977, 4979 or 4980B of the Code or to a fine under ERISA Section 502(c) with respect to any such plan. No Welfare Plan is funded with a trust or other funding vehicle, other than insurance policies. No Welfare Plan or Pension Plan, plan documentation or agreement, summary plan description or other written communication distributed to employees prohibits OCLI from amending or terminating any such plan. There has occurred no Complete Withdrawal or Partial Withdrawal with respect to any Multiemployer Plan that could cause OCLI to incur any liability under or as a result of ERISA other than to the extent previously paid or fully provided for in the Balance Sheet, and all payments required to be made to any such Plan by OCLI under any applicable collective bargaining agreements have been made. As of the date of the Balance Sheet, OCLI had no liability in connection with any Pension Plan, Welfare Plan or other employee benefit plan which was not fully provided for on the Balance Sheet. There are no actions, arbitration's or claims pending or threatened with respect to any Pension Plan, Welfare Plan or other employee benefit plans or any fiduciary or sponsor thereof.

          (j) Litigation or Proceedings. OCLI is not engaged in, or a party to, or to its knowledge threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, suspension or debarment proceeding, nor, to OCLI's knowledge , does any basis for any claim or legal action or other proceeding or governmental investigation, suspension or debarment proceeding exist; and (ii) to OCLI's knowledge there are no orders, rulings, decrees, judgments or stipulations to which OCLI is a party by or with any court, arbitrator or administrative agency which would materially affect OCLI.

          (k) Compliance with Laws. OCLI (i) has not been and is not in material violation of any applicable building, zoning, occupational safety and health, pension, export control, environmental control or other federal, state, local or foreign law, ordinance, regulation, rule, order or governmental policy applicable to OCLI's property or the production equipment located therein or the operation thereof, or any employment, equal opportunity or similar law, ordinance, regulation, rule or order or any applicable governmental policy, or any other law, ordinance, regulation, rule, order or governmental policy applicable to OCLI, or its business or assets; (ii) has not received any complaint from any governmental authority, and to its knowledge none is threatened, alleging that OCLI is in material violation of any such law, ordinance, regulation, order or policy; (iii) has not received any notice from any governmental authority of any pending proceedings to take all or any part of OCLI's property by condemnation or right of eminent domain and, to its knowledge, no such proceeding is threatened; and (iv) is not a party to any agreement or instrument,  or  subject  to any  charter  or  other  corporate  restriction  or judgment, order, writ, injunction, rule, regulation, code or ordinance, compliance with which materially and adversely affects, or might reasonably be expected materially and adversely to affect, the business, property, assets or financial condition of OCLI taken as a whole.

          (l) Corporate Practices. OCLI has never, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees, or to foreign or domestic political parties or campaigns, from corporate funds; (iii) violated any provisions of the Foreign Corrupt Practices Act of 1977; (iv) established or maintained any unlawful or unrecorded fund of monies or other assets; (v) made any false or fictitious entry on its books or records; (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person; (vii) made any bribe, kickback, finder's fee, commission, or other payment or compensation of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained; (viii) submitted, or caused to be submitted, any false claims against the U.S. Government or (ix) made, or caused to be made, any false statements to the U.S. Government subject to prosecution under 18 U.S.C.
Section 1001.

          (m) Statements True and Correct; Further Representations and Warranties. This Agreement (including the Exhibits and any documents delivered pursuant hereto) and the OCLI SEC Documents and SEC Exhibits, when taken together, do not contain any untrue statement of a material fact or omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     3.4. Representations and Warranties are Separate. In the event of any inconsistency or overlap among the representations and warranties made herein, the representation and warranty most restrictive to the party making the representations and warranties shall govern and control.

                                   ARTICLE IV

                                    COVENANTS

     4.1. Acts of OCA. OCA agrees that, from the date hereof to the Closing, except to the extent that OCLI shall otherwise give its written consent:

          (a) Business in Ordinary Course. OCA will operate its Business only in the ordinary course and consistent with past practice, and, to the extent of and consistent with such operation, it will use its best efforts to preserve intact its present Business organization and to preserve its relationships with employees and persons having business dealings with it.

          (b) Maintain Properties. OCA will maintain all of its Properties and assets in customary repair, order and condition, reasonable wear and use and damage covered by insurance excepted, and take all steps reasonably necessary to maintain its Intangibles.

          (c) Maintain Management. OCA will not make any changes in Management of OCA.

          (d) Compensation. OCA will not (i) grant any increase in compensation or bonus to any member of Management or (ii) except in the ordinary course of business consistent with past practice, enter into or amend or alter any bonus, incentive compensation, deferred compensation, profit sharing, stock option, retirement, severance, indemnification, pension, insurance, death benefit or other fringe benefit plan, agreement or arrangement, or any employment or consulting agreement.

          (e) No Related Party Transactions. OCA will not enter into any transaction or contract with any of its shareholders (except the Shareholder Representative pursuant to the Escrow Agreement), officers, management, directors or employees or their family members, including the lending of any monies except that OCA may have outstanding special purpose loans to employees who are not Management amounting to not more than $10,000 in the aggregate at any one time.

          (f) Indebtedness. OCA will not create, incur, assume, guarantee, or otherwise become liable with respect to any indebtedness for money borrowed other than (i) in the ordinary course of business, (ii) pursuant to existing financing commitments from Silicon Valley Bank and GE Capital or (iii) to OCLI.

          (g) Maintain Books. OCA will maintain its books, accounts and records in its usual, regular and ordinary manner.

          (h) No Amendments. OCA will not amend its Articles of Organization or Bylaws; and it will maintain its corporate existence and powers and its qualification as a foreign corporation in the State of California.

          (i) Pay Taxes. OCA will file all Tax Returns and pay all Taxes as they become due.

          (j) No Disposition or Encumbrances. OCA will refrain from disposing of or encumbering any of its properties and assets other than in the ordinary course of business.

          (k) Insurance. OCA will maintain insurance in respect of the kinds of risks currently insured against, in accordance with its current practice.

          (l) No Mergers. OCA will not merge or consolidate with any other corporation, or acquire any stock (except its own capital stock from P-E) or any business, property or assets of any other person, firm, association, corporation or other business organization.

          (m) No Securities Issuance. OCA will not issue any shares of capital stock except upon exercise of OCA Options, or enter into any commitment or agreement, or grant any option, warrant or right, calling for the issuance of any shares of stock, and will not create or issue any securities convertible into any such shares or convertible into securities in turn so convertible, or enter into any commitment or agreement, or grant any option, warrant or right, calling for the issuance of any such convertible securities.

          (n) Dividends; Repurchases. OCA will not declare any dividends on or in respect of shares of capital stock; nor will it redeem, repurchase or otherwise acquire any shares of stock.

          (o) Contracts. Except in the ordinary course of business consistent with its past practice, OCA will not enter into, assume or cancel any material contract, agreement, obligation, lease, license or commitment, and it will not do any act or omit to do any act which would cause a material breach of or default under any such contract, commitment or obligation of OCA.

          (p) Advice of Change. OCA will promptly advise OCLI in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, or Business of OCA.

          (q) Due Compliance. OCA will duly comply in all material respects with all laws, rules and regulations applicable to it and to the conduct of its Business.

          (r) No Waivers of Rights. OCA will not amend, terminate or waive any material right.

          (s) Capital Commitments. OCA will not make or commit to make any capital expenditure, capital addition or capital improvement other than for the purposes and in the amounts described in the Disclosure Schedule.

          (t) No Breaches. OCA will not take any action that would constitute or result in a breach of any representation or warranty herein, either as of the date made or on the Effective Date.

          (u) Confidential Information. OCA shall not, except as required by law or by agreements existing on the date hereof, disclose to any third person, and shall preserve and maintain and prevent the disclosure or publication of, any proprietary information or trade secrets belonging to OCA.

          (v) Objections to the Merger. OCA will promptly advise OCLI of any written objection to the Merger which it receives from a shareholder of OCA.

          (w) Pooling Accounting. OCA will not take any action directly or indirectly (e.g., through or by affiliates) that would prevent OCLI from accounting for the Merger as a pooling-of-interests for accounting purposes.

          (x) Tax-free Reorganization. OCA shall not take any action directly or indirectly (e.g., through or by affiliates) that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.


          (y) Prospectus. OCA will not take any action that constitutes an "offer," "offer to sell," "offer for sale," or "sale" of OCLI Shares within the meaning of Rule 145 of the Securities Act, except for the distribution of the Proxy Materials referred to in Section 4.5 (including preliminary forms thereof distributed in accordance with Rule 430 under the Securities Act).

     4.2. Acts of OCLI. OCLI agrees that, from the date hereof to the Closing, except to the extent that OCA shall otherwise give its written consent:

          (a) Tax-Free Reorganization. OCLI will not take any action directly or indirectly (e.g., through or by affiliates) that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

          (b) Advice of Change. OCLI will promptly advise OCA in writing of any material adverse change in the condition (financial or otherwise) of its assets, liabilities, earnings, business or prospects.

          (c) Due Compliance. OCLI will duly comply in all material respects with all laws, rules and regulations applicable to it and to the conduct of its business.

          (d) No Breaches. OCLI will not take any action that would constitute or result in a breach of any representation or warranty herein, either as of the date made or on the Effective Date.

          (e) No Mergers. OCLI will not merge or consolidate with any other corporation, or acquire any stock or any business, property or assets of any other person, firm, association, corporation or other business organization which would materially and adversely affect OCLI's ability to consummate the Merger and perform its obligations under this Agreement.

          (f) Confidential Information. OCLI will not disclose to any third person, and shall preserve and maintain and prevent the disclosure or publication of, any proprietary information or trade secrets belonging to OCA and disclosed to OCLI.

     4.3. Satisfaction of Conditions Precedent. The parties hereby agree, subject to the terms and conditions provided in this Agreement, to use their reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including the satisfaction of the conditions precedent contained in Article 5 hereof. Each party will use its respective reasonable efforts to obtain consents of all third-parties and governmental authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.

     4.4. Access to Records and Properties. OCLI may, prior to the Closing, through its employees, agents and representatives, make or cause to be made such investigation as it deems necessary or advisable of the assets and business of OCA. OCLI's knowledge obtained in the exercise of its rights hereunder shall control when, as and if inconsistent with any representation or warranty by OCA contained in this Agreement, in the Disclosure Schedule, or in any instrument or document delivered pursuant hereto or thereto. As used herein, "OCLI's knowledge" shall mean actual knowledge of one or more of the following officers of OCLI: Herbert M. Dwight, Jr., John Markovich, Joseph Zils, James W. Seeser, Glen Yamamoto, Kenneth Pietrelli and William Burgess. OCA will permit OCLI and its employees, agents and representatives to have full access on reasonable notice and during regular business hours to its properties, books, records, contracts and other documents, to furnish to OCLI such financial and operating data and other information with respect to its business and properties as OCLI shall from time to time reasonably request, and to authorize OCA's employees, agents, representatives and customers to discuss its affairs with employees, agents and representatives of OCLI.

     OCA may, prior to the Closing, through its employees, agents and representatives, make or cause to be made such investigation as it deems necessary or advisable of the assets and business of OCLI. OCA's knowledge (as defined in Section 3.1) obtained in the exercise of its rights hereunder shall control when, as and if inconsistent with any representation or warranty by OCLI contained in this Agreement or in any instrument or document delivered pursuant hereto. OCLI will permit OCA and its employees, agents and representatives to have full access on reasonable notice and during regular business hours to its properties, books, records, contracts and other documents, to furnish to OCA such financial and operating data and other information with respect to its business and properties as OCA shall from time to time reasonably request, and to authorize OCLI's employees, agents and representatives to discuss its affairs with employees, agents and representatives of OCA.

     4.5. Preparation of Registration Statement. OCA shall cooperate with OCLI in the preparation of a proxy statement/prospectus to be mailed to the Shareholders in connection with the transactions contemplated hereby and in
Section  4.6  (the  "Proxy   Materials")  which  will  be  included  within  the
Registration Statement. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the special meeting of the Shareholders with respect to the transactions contemplated by this Agreement, such Registration Statement and Proxy Materials and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by any party with respect to itself or its affiliates, (i) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. OCA shall advise OCLI promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or Proxy Materials or any amendment or supplement thereto or omits to state a material fact necessary in order to make any statement therein not misleading. OCLI shall advise OCA, promptly after OCLI receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of OCLI Common Stock to be issued in connection with the Merger for the offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplementation of the Registration Statement or for additional information.

     4.6. Distribution of Proxy Materials; Shareholders' Approval. OCA shall take all action necessary in accordance with applicable law to convene a meeting of the Shareholders to be held at the earliest possible time after the effective date of the Registration Statement for the purpose of approving and adopting this Agreement (including the transactions contemplated hereby). OCA shall (i) submit the Proxy Materials to the Shareholders, and its Board of

Directors shall recommend to the Shareholders the adoption of this Agreement and the approval of the Merger and such other matters referred to above; (ii) at such meeting of the Shareholders, present this Agreement for adoption by its Shareholders; and (iii) use all reasonable efforts to obtain all votes and approvals of the Shareholders necessary for the approval and adoption of this Agreement and the other matters under the MBCL, and its Articles of Organization and by-laws.

     4.7.  Certain Employee Benefits Matters.

          (a) OCLI currently intends to maintain all material Pension Plan, Welfare Plans and other OCA employee benefit plans or programs without significant modification after the Closing. Notwithstanding the foregoing, OCLI expressly reserves the right to modify or terminate any Pension Plan, Welfare Plan or other OCA benefit plan or program, at any time or from time to time, except that no such modification shall effect a change in coverage or level of benefit which would be any less advantageous to the covered employees or retired employees than the most advantageous coverage or level of benefit at the time maintained by OCLI for any other similarly constituted group of its employees or retired employees.

          (b) Except as may be otherwise required by ERISA, OCLI will give OCA employees credit for service with OCA and its predecessors when such employees become eligible for participation in any of OCLI's benefit plans which have vesting or length of service requirements.

          (c)  All  otherwise   eligible  OCA  employees  will  be  entitled  to
participate in any employee plan adopted from time to time by OCLI, in accordance with the terms thereof.

     4.8. Expenses. Each party will bear entirely the respective out-of-pocket expenses that it incurs in connection with the transactions contemplated hereby including legal and accounting fees. Notwithstanding the foregoing, this Section
4.8 shall not be construed as relieving any party from any liability which it may have for any breach of any representation or warranty made by it herein or any failure to perform any obligation or comply with any covenant imposed on it herein.

     4.9.  Indemnification of OCA by OCLI.

          (a) OCA upon its demand shall be indemnified by OCLI for the full amount of all damages (as defined below) suffered by it as a direct or indirect result of:

               (i) the inaccuracy of any representation or warranty made by OCLI in or pursuant to this Agreement, in the form and to the extent so made, or the omission of any material fact relating thereto; and

               (ii) any failure by OCLI to perform any obligation or comply with any covenant or agreement specified in this Agreement or in any other document executed at the Closing.

          (b) For the purpose of this Agreement, the term "damages" shall be determined and computed by reference to the actual economic loss to OCA (and not just by reference to any effect on the value of the shares of OCA) and shall be deemed to include all losses, liabilities, expenses or costs incurred by the OCA, including reasonable attorneys' fees.

          (c) The right of OCA to be indemnified pursuant to Section 4.9(a) shall not apply until the sum of the damages suffered by OCA on a cumulative basis equals or exceeds $250,000, at which point OCLI shall become liable for all damages, not just amounts in excess of $250,000, and (ii) shall be only for claims that are asserted by OCA before the date of completion of the first audit of OCA covering a period ending after the Effective Date. In no event shall OCLI's liability hereunder exceed an amount equal to (i) the aggregate number of Escrowed Shares multiplied by (ii) the Per Share Value of such Escrowed Shares (as determined in accordance with the Escrow Agreement). Notwithstanding the foregoing, this Section 4.9(c) shall not apply in the event OCA has actual knowledge of a breach of a representation or warranty.

                                    ARTICLE V

                       CONDITIONS TO OBLIGATIONS OF OCLI,
                               ACQUISITION AND OCA

     5.1. Conditions to Obligations of OCLI and Acquisition. The obligations of OCLI and Acquisition to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived in writing by OCLI and Acquisition in the manner provided in Section 6.2 hereof):

          (a) Representations, Warranties and Performance of OCA. The representations and warranties set forth in Section 3.2 hereof shall be accurate in all material respects on and as of the date hereof, and on and as of the Effective Date, except as set forth on the Disclosure Schedule, as though made on and as of the Effective Date, and OCA shall have performed in all material respects all obligations and complied with in all material respects all covenants required to be performed or to be complied with by it under this Agreement prior to the Closing. OCA shall deliver to OCLI at the Closing a certificate duly authorized by OCA and duly executed and delivered by an authorized officer of OCA certifying to the foregoing.

          (b) Authorization. All action necessary to authorize the execution, delivery and performance hereof by OCA and the consummation of the transactions contemplated hereby, including the approval by the Shareholders of the execution, delivery and performance of this Agreement in accordance with the applicable laws of the Commonwealth of Massachusetts and such other matters set forth in the Proxy Materials, shall have been duly and validly taken by OCA. OCA shall have furnished OCLI with a copy of all resolutions adopted by the Board of Directors and shareholders of OCA in connection with such action, certified by the Clerk or Assistant Clerk of OCA, together with copies of such other instruments and documents as OCLI shall have reasonably requested.

          (c) Consents. Any governmental authority having jurisdiction over OCA, OCLI or Acquisition or any other person in any contractual or other relationship with OCA, OCLI or Acquisition, to the extent that its consent or approval is required by applicable law or regulation or any applicable contract or other instrument for the performance of this Agreement or the consummation of the transactions contemplated hereby or for the continuation of any material existing contractual relationship, shall have granted any necessary consent or approval, except novations of contracts with the U.S. Government.

          (d) Permits and Approvals. Any and all consents, permits, approvals or other actions of any person, jurisdiction or authority required in the reasonable opinion of counsel for OCLI (including without limitation, confirmation of filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) for lawful consummation of the transactions contemplated hereby shall have been obtained, and shall be in full force and effect, and no such consent, permit, approval or other action shall contain any provision that in the reasonable judgment of such counsel is unduly burdensome.

          (e) Registration Statement Effective. The Registration Statement shall become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

          (f) Good Standing Certificates. OCA shall have delivered to OCLI a long-form corporate good standing certificate from the Secretary of State of The Commonwealth of Massachusetts and a good standing certificate as a foreign corporation from the Secretary of State of the State of California.

          (g) Nasdaq Listing. The Nasdaq National Market System shall have approved the OCLI Shares for listing, subject to official notice of issuance.

          (h) Dissenters' Rights. The holders of not more than 10% of the OCA Shares shall have demanded and perfected their right to an appraisal of their OCA Shares in accordance with the MBCL.

          (i) Accountants' Opinion. OCLI shall have received an opinion from Deloitte & Touche LLP to the effect that Deloitte & Touche LLP is not aware of any fact concerning OCA that would preclude OCLI from accounting for the Merger as a "pooling-of-interests" for accounting purposes.

          (j) Legal Opinions of Counsel for OCA. OCLI shall have received an opinion of Robert DeN. Cope, OCA's counsel, dated the Effective Date and in form reasonably satisfactory to OCLI.

          (k) Performance of Affiliate Agreements. All the terms, covenants and conditions of the Affiliate Agreements to be complied with and performed by OCA and the Affiliates on or before the Effective Date shall have been fully complied with and performed in all material respects.

          (l) No Litigation or Proceedings with Respect to the Merger. No legal action or other proceedings to restrain or prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

          (m) Stock Escrow Agreement. The Escrow Agreement shall be in full force and effect.

          (n) Documents Satisfactory. The form and substance of all legal matters contemplated herein and of all papers used or delivered hereunder shall be reasonably acceptable to OCLI and its counsel, and OCLI shall have received all documents that it may have reasonably requested in connection with the transactions contemplated hereby pursuant to Section 4.4, in form and substance reasonably satisfactory to such counsel.

          (o) Compliance with Antitrust Improvements Act. OCLI and OCA will have complied with all applicable requirements under the Antitrust Improvements Act relating to filings with and furnishing information to the Federal Trade Commission and the United States Department of Justice in connection with the transactions contemplated hereby and any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Antitrust Improvements Act shall have expired or been terminated.

          (p)  The requirements of Section 1.8 shall have been satisfied.

          (q) Exercise of OCA options. All of the OCA Options held by Massachusetts Resource Capital Company and Silicon Valley Bank shall have been exercised on or prior to Closing.

          (r) Key Emloyee Agreements. Employment Agreements in the form set forth in Exhibit G shall have been executed by OCA and each of the persons named in Exhibit H.

     5.2. Conditions to Obligations of OCA. The obligations of OCA to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived by OCA in writing in the manner provided in Section 6.2 hereof):

          (a) Representations, Warranties and Performance of OCLI and Acquisition. The representations and warranties of OCLI and Acquisition set forth in Section 3.3 hereof shall be accurate in all material respects on and as of the date hereof, and on and as of the Effective Date, except as set forth on the OCLI Disclosure Schedule, as though made on and as of the Effective Date, and OCLI and Acquisition shall have performed in all material respects all obligations and complied in all material respects with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing. OCLI and Acquisition shall deliver to OCA at the Closing a certificate duly authorized by OCLI and Acquisition and duly executed and delivered by an authorized officer of OCLI and Acquisition certifying to the foregoing.

          (b) Authorization. All action necessary to authorize the execution, delivery and performance hereof by OCLI and Acquisition and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of OCLI and Acquisition and the shareholder of Acquisition. OCLI and Acquisition shall have furnished OCA with a copy of all resolutions adopted by the Boards of Directors of OCLI and Acquisition and the shareholder of Acquisition in connection with such actions, certified by the Secretary or an Assistant Secretary of OCLI and Acquisition, as the case may be, together with copies of such other instruments and documents as OCA shall have reasonably requested.

          (c) Consents. Any governmental authority having jurisdiction over OCA, OCLI or Acquisition, or any other person in any contractual or other relationship with OCA, OCLI or Acquisition, to the extent that its consent or approval is required by applicable law or regulation or any applicable contract or other instrument for the performance of this Agreement or the consummation of the transactions contemplated hereby, or for the continuation of any material existing contractual relationship, shall have granted any necessary consent or approval, except novation of contracts with the U.S. Government.

          (d) Permits and Approvals. Any and all consents, permits, approvals or other actions of any person, jurisdiction or authority required in the reasonable opinion of counsel for OCA (including without limitation, confirmation of filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) for lawful consummation of the transactions contemplated hereby shall have been obtained, and shall be in full force and effect, and no such consent, permit, approval or other action shall contain any provision that in the reasonable judgment of such counsel is unduly burdensome.

          (e) OCA Shareholder Approval. The approval by the Shareholders of the execution, delivery and performance of this Agreement and the Merger in accordance with the MBCL shall have been duly and validly obtained.

          (f) Registration Statement Effective. The Registration Statement shall become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

          (g) Good Standing Certificates. OCLI shall deliver to OCA a long form corporate good standing certificate from the Secretary of State of the State of Delaware for OCLI and Acquisition.

          (h) Nasdaq Listing. The Nasdaq National Market System shall have approved the OCLI Shares for listing, subject to official notice of issuance.

          (i) No Litigation or Proceedings with Respect to the Merger. No legal action or other proceedings to restrain or prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

          (j) Documents Satisfactory. The form and substance of all legal matters contemplated herein and of all papers used or delivered hereunder shall be reasonably acceptable to counsel for OCA and OCA shall have received all documents that such counsel may have reasonably requested in connection with the transactions contemplated hereby, in form and substance reasonably satisfactory to such counsel.

          (k) Legal Opinion of OCLI's Counsel. OCA shall have received an opinion of OCLI's general counsel, dated the Effective Date and in form reasonably satisfactory to OCA.

          (l) Compliance with Antitrust Improvements Act. OCLI and OCA will have complied with all applicable requirements under the Antitrust Improvements Act relating to filings with and furnishing information to the Federal Trade Commission and the United States Department of Justice in connection with the transactions contemplated hereby and any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Antitrust Improvements Act shall have expired or been terminated.

                                   ARTICLE VI

                      MODIFICATION, TERMINATION AND WAIVER

     6.1. Modification, Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Date; provided, however, that any amendment effected subsequent to the OCA Shareholder approval shall be subject to the restrictions set forth in the MBCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties.

     6.2. Waivers. The parties hereto may, by a written signed instrument, extend the time for or waive the performance of any of the obligations of another party hereto or waive compliance by such other party with any of the covenants or conditions contained herein.

     6.3. Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of OCLI and Acquisition, on the one hand, and OCA on the other; (b) by OCLI and Acquisition if (i) there has been a material breach by OCA of a covenant, representation or warranty contained in this Agreement; (ii) OCLI has notified OCA in writing of the existence of such breach; and (iii) OCA has failed to cure such breach within a reasonable period of time after receiving such notice; (c) by OCA if (i) there has been a material breach by OCLI or Acquisition of a covenant, representation or warranty contained in this Agreement; (ii) OCA has notified OCLI in writing of the existence of such breach; and (iii) OCLI or Acquisition, as the case may be, has failed to cure such breach within 30 days after receiving such notice; (d) by OCA or OCLI if (i) there shall be an order of a court in effect preventing consummation of this Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to this Agreement, by a governmental entity that would make consummation of this Agreement illegal; or (e) by OCLI or OCA if the Shareholders disapprove any matter submitted to them pursuant to Section 4.5 or if the Closing does not occur by September 30, 1996.

     6.4. Effect of Termination. If this Agreement shall be terminated as provided in Section 6.3, this Agreement shall forthwith become void (except as otherwise provided in Section 4.8).


                                   ARTICLE VII

                                  REGISTRATION

     7.1. Certain Definitions. As used in this Article VII, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission.

     "Holders" shall mean any Shareholder who holds at least Thirty Thousand (30,000) Shares.

     "Other Holders" shall mean all holders of OCLI's securities other than Holders.

     "Registration Expenses" and "Selling Expenses" shall mean the expenses so described in Section 7.5.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Shares"  shall mean (a) the OCLI Shares (as defined in Section  1.2),  and
(b) any securities issued with respect to the OCLI Shares by reason of stock dividends, stock splits, or combinations, recapitalizations, reorganizations or other corporate action.

     "Underwriter" shall mean each person who is or may be deemed an "underwriter," as that term is defined in Section 2(11) of the Securities Act, in respect of securities which shall have been registered by OCLI under the Securities Act pursuant to any of the provisions of this Article 7.

     7.2. Incidental Registration. If OCLI for itself or any of its security holders shall at any time or times on or after the Closing and prior to two years from the Closing determine to register under the Securities Act any shares of its capital stock or other securities (other than (i) the registration of an offer and sale of securities to employees of, or other persons providing service to, OCLI pursuant to an employee or similar benefit plan, registered on Form S-8 or comparable form; or (ii) relating to a merger, acquisition or other transaction of the type described in Securities Act Rule 145 or comparable rule, registered on Form S-4 or similar form) OCLI will notify each Holder in each case of such determination at least thirty (30) days prior to the filing of such registration statement, and upon the request of a Holder given in writing within twenty (20) days after the effective date of such notice, OCLI will use its best efforts as soon as practicable thereafter to cause not more than fifty per cent (50%) of the Shares owned by such Holder to be included in such registration statement. Notwithstanding the foregoing, in the event the proposed registration is in whole or in part an underwritten public offering, and the managing underwriter determines and advises OCLI in writing that the inclusion of all Shares of such requesting Holders and all shares of OCLI's capital stock or other securities to be offered by it and by Other Holders, whether originally covered by requests for registration or otherwise included, would interfere with the marketing of such securities, then the number of shares of OCLI capital stock otherwise to be included in the registration statement by Holders and Other Holders shall be reduced as follows: (1) there shall first be excluded shares proposed to be included by Other Holders not possessing contractual rights to include the same and (2) any further reduction shall be pro rata among such Holders and Other Holders (having such contractual rights) requesting inclusion of their Shares in such registration in the proportion to the number of shares of OCLI's capital stock then owned by each with respect to which it has registration rights; provided, however, that there shall be no reduction in the number of shares to be included therein by OCLI.

     7.3. Conditions to Obligation to Register Shares. As a condition to OCLI's obligation hereunder to cause Shares to be included in a registration statement, the Holder shall provide such information and execute such documents as may reasonably be required in connection with such registration.

     7.4. Registration Procedures. If and whenever OCLI is required by the provisions of this Article 7 to use its best efforts to include any of the Shares in a registration statement filed under the Securities Act, OCLI shall, as expeditiously as possible:

          (a) Prepare and file with the Commission a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become and remain effective.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for ninety (90) days from the date of its effectiveness or (unless otherwise required by the Securities Act) until the Shares covered thereunder have been sold, whichever is earlier.

          (c) Furnish to each Holder such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Shares owned by such Holder.

          (d) Use its best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each selling Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such holder to consummate the disposition of the Shares owned by such Holder in such jurisdictions during the period specified in 7.4(b).

          (e) Notify each Holder of any Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Each Holder agrees, upon receipt of such notice, forthwith to cease making offers and sales of the Shares pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose and to return to OCLI, for modification and exchange, the copies of such prospectus not theretofore delivered by such Holder; provided, that OCLI shall forthwith prepare and furnish, after securing such approvals as may be necessary, to such Holder a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          7.4.6. Promptly notify all selling Holders of any stop order or similar proceeding initiated by state or federal regulatory bodies and use its best efforts and take all necessary steps expeditiously to remove or terminate such stop order or similar proceeding.

     7.5. Description of Expenses. All expenses incurred by OCLI in complying with any of the foregoing provisions of this Article 7, including without limitation all federal and state registration, qualification and filing fees, printing expenses, any premium involved in securing a policy or policies of registration insurance (but only if OCLI in its sole discretion shall choose to secure such a policy or policies, such policy or policies hereinafter referred to as "Registration Insurance"), fees and disbursements of counsel for OCLI for its services in facilitating the sale of Shares by the Holders in a registration pursuant to Section 7.2, and accountants' fees and expenses (but excluding the compensation of OCLI's regular employees which shall be paid in any event by
OCLI) incident to or required by any such registration are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Shares hereunder are herein called "Selling Expenses". If OCLI is required by the provisions of this Article 7 to use its best efforts to effect the registration of any of the Shares under the Securities Act, the Registration Expenses and Selling Expenses in connection with such registration shall be borne as follows:

          (a)  All Registration Expenses shall be borne by OCLI.

          (b) All Selling Expenses shall be borne pro rata by the Holders including Shares in such registration.

     7.6.  Indemnification Underwriting Agreements.

          (a) Registration Statements. In the event that OCLI registers under the Securities Act any Shares held by a Holder:

               (i) OCLI will indemnify and hold harmless such Holder, and each Person, if any, who controls such Holder within the meaning of the Securities Act, against any and all loss, liability or expense arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any related registration statement, prospectus, offering circular, notification or other document furnished or authorized by OCLI or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, unless such statement, alleged statement or omission was made in reliance upon material expressly provided by such Holder for inclusion therein or upon an omission or failure by any such Holder to furnish any statement with respect to such Holder required to be included therein. In connection with any offering under this
Article 7 which is to be underwritten, OCLI further agrees to enter into an underwriting agreement in usual and standard form respecting such offering.

               (ii) OCLI's obligations under Section 7.2 are subject to the following conditions: (a) that each Holder whose Shares are to be included in any registration or qualification referred to in this Article 7 shall agree, in writing, prior to the filing of such registration or qualification, to indemnify and hold harmless OCLI, each Person, if any, who controls OCLI within the meaning of the Securities Act and OCLI's officers and directors, against any and all loss, liability or expense arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any related registration statement, prospectus, offering circular, notification or other document or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to statements or omissions made in reliance upon a statement in writing expressly furnished by or on behalf of such Holder of inclusion therein, and (b) if such registration or qualification relates to an offering which is to be underwritten that each such Holder enters into an underwriting agreement in usual and standard form respecting such offering.

               (iii) A party required to indemnify another party pursuant to this 7.6(a) ("Indemnifying Party") shall not be liable for any settlement of any action or claim relating to such liability or expense effected without his or its consent, but if any settlement is effected with his or its consent or if a final judgment for the plaintiff is entered in any such action, such Indemnifying Party will indemnify and hold harmless the indemnified party from and against any loss or liability by reason of any such settlement or judgment.

                                  ARTICLE VIII

                                     GENERAL

     8.1.  Notices.  All  notices,   requests,   demands,   consents  and  other
communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to OCLI or Acquisition:

     Optical Coating Laboratory, Inc.
     2789 Northpoint Parkway
     Santa Rosa, California 95407-7397
     Attention:     Joseph C. Zils, Vice President & General
                    Counsel

With a copy to:

     Collette & Erickson
     555 California Street
     San Francisco, California 94104
     Attention:     John V. Erickson

If to OCA:

     Optical Corporation of America
     170 Locke Drive
     Marlborough, Massachusetts  01752
     Attention:     Donald A. Johnson

With a copy to:

     Robert DeN. Cope, Esq.
     44 Elm Street, Suite 503
     Worcester, Massachusetts  01609-2523

or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

     8.2. Survival and Materiality of Representations. Each of the representations, warranties and agreements made by the parties hereto shall be deemed material and shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one year. All statements contained in any certificates or other instruments delivered by or on behalf of OCLI, Acquisition, or OCA or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby shall be deemed material and shall constitute representations and warranties by the person making such statement.

     8.3. Entire Agreement. This Agreement supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof (including without limitation the Letter of Intent executed by OCLI and OCA dated March 5, 1996 but not the Confidentiality Agreement dated
December 21, 1995 between OCLI and OCA or the Confidentiality Agreement dated April 29, 1996 between OCLI, James W. Seeser and OCA) and constitutes the entire agreement of the parties relating to the subject matter hereof.

     8.4. Parties in Interest. All covenants and agreements, representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

     8.5. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

     8.6. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

     8.7. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

     8.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9. No Solicitation. Prior to the earlier of (i) the Closing or (ii) the termination of this Agreement, OCA will not, directly or indirectly, solicit, encourage or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person other than OCLI concerning any merger, sale of substantial assets or similar transactions involving OCA or any sale of its capital stock.

     8.10. Relief. In the event of a breach of the provisions of this Agreement by a party to this Agreement prior to the Closing, in addition to any other rights and remedies that party may have under law or in equity, the non-breaching party shall have the right to specific performance and injunctive relief, it being acknowledged and agreed that money damages will not provide an adequate remedy. In the event litigation is maintained by a party to this Agreement against any other party to enforce this Agreement or to seek any remedy for breach, then the party prevailing in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs of suit.

     8.11. Exhibits. The Exhibits attached hereto and referred to in this Agreement are a part of this Agreement for all purposes.

     8.12. Assignment. This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs and legal and personal representatives of the parties hereto, but shall not be assignable or delegable by any party without the prior written consent of the other parties and any purported assignment without such prior written consent shall be null and void.

     8.13. Further Assurances. OCA will execute and furnish to OCLI and Acquisition all documents and will do or cause to be done all other things that OCLI may reasonably request from time to time in order to give full effect to this Agreement and to effectuate the intent of the parties.

     8.14. Gender. In this Agreement, unless the context requires otherwise the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders and vice versa.

     8.15. Public Announcement. Except as required by law, the content and timing of any public announcement pertaining to this Agreement shall be subject to the prior agreement and approval of OCLI and OCA.

     8.16. Governing Law. This Agreement shall be governed by the law of the State of California applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                        OPTICAL COATING LABORATORY, INC.


                        By: /s/ HERBERT M. DWIGHT, JR.
                        -------------------------------------
                        Title: Chairman & CEO


                        OCA ACQUISITION CORP.

                        By: /s/ HERBERT M. DWIGHT, JR.
                        -------------------------------------
                        Title: Chairman & CEO


                        OPTICAL CORPORATION OF AMERICA


                        By: /s/ DONALD A. JOHNSON
                        -------------------------------------
                        Title: Chairman & CEO

             INDEMNIFICATION AND STOCK ESCROW AGREEMENT


     INDEMNIFICATION AND STOCK ESCROW AGREEMENT ("Agreement"), dated as of ___________, 1996 by and among Optical Coating Laboratory, Inc., a Delaware corporation ("OCLI"), Optical Corporation of America, a Massachusetts corporation ("OCA"), Kenneth D. Roberts (the "Shareholder Representative"), and First Interstate Bank, as escrow agent ("Escrow Agent").

     WHEREAS, OCLI, OCA Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of OCLI, and OCA have entered into an Agreement and Plan of Merger dated as of June 28, 1996 (the "Merger Agreement"), contemplating the acquisition by OCLI of all of the issued and outstanding shares of capital stock of OCA (the "OCA Shares"); and

     WHEREAS, the parties desire that certain shares of OCLI common stock to be issued pursuant to the Merger be received, held and disposed of by the Escrow Agent subject to the terms and conditions herein expressed;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligation of OCLI to consummate the transactions contemplated by the Merger Agreement;

     WHEREAS, the provisions of this Agreement are incorporated in the Merger Agreement and the purpose of this separate instrument is the convenience of OCLI, OCA and the Shareholders and to facilitate the engagement of the services of the Escrow Agent and the Shareholders Representative.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

     Section 1. Definitions. Capitalized terms used herein which are defined in the Merger Agreement but not defined herein shall have the same meanings herein as therein.

     "Escrow Termination Date" shall mean the first to occur of the date of completion of the first audit of OCA covering a period ending after the Effective Date or the date which is the first anniversary of the Effective Date.

     Section 2. Consent of Shareholders. By virtue of the Shareholders' approval of the Merger Agreement, the

Shareholders have, without any further act of any Shareholder, consented to:

          (i) the establishment of the escrow account to ratify, confirm and secure OCA's indemnification obligations under Section 4 of this Agreement in the manner set forth herein, (ii) the appointment of Kenneth D. Roberts, 72 Windsor Road, Wellesley Hills, Massachusetts 02181-6134 (the "Shareholder Representative") as their representative for purposes of this Agreement and as attorney-in-fact and as agent for and on behalf of each Shareholder, (iii) that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the disability, death or incompetency of any Shareholder, (iv) the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and (v) all of the other terms, conditions and limitations of this Agreement.

     Section 3. Deposit of Escrow Property. OCLI hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of, a stock certificate evidencing ___________ (______) shares of OCLI's common stock, $0.01 par value per share (the "Escrowed Shares"). Such certificate has been issued in the name of Escrow Agent or its nominee.

     In case any distribution (except a cash dividend paid out of earned surplus) or stock dividend shall be made on or in respect of the Escrowed Shares, or any property shall be distributed upon or with respect to the Escrowed Shares pursuant to the recapitalization, liquidation or reclassification of the capital structure of OCLI or pursuant to the merger, consolidation or reorganization of OCLI, the money, stock or property so distributed or paid shall be delivered to and held by Escrow Agent hereunder. Such money, stock and property, together with the Escrowed Shares, are sometimes referred to hereinafter as the "Escrow Property." Shareholders shall be entitled to receive, in proportion to their respective number of Escrowed Shares, and OCLI shall cause to be paid directly to such Shareholders all cash dividends paid in respect of the Escrowed Shares out of the earned surplus of OCLI.

     While the Escrowed Shares are held by Escrow Agent, Shareholders shall be entitled to direct Escrow Agent as to how to vote the Escrowed Shares, in proportion to their respective number of Escrowed Shares, with respect to matters placed before the shareholders of OCLI, and Escrow Agent shall vote accordingly.


     Section 4. Holding and Distribution of Escrow Property. OCLI (including the Surviving Corporation after the Merger) upon their demand shall be indemnified by the Shareholders, subject to Section 5 hereof, for the full amount of all damages (as defined below) suffered by them as a direct or indirect result of:

          (i) the inaccuracy of any representation or warranty made by OCA in or pursuant to the Merger Agreement, in the form and to the extent so made, or the omission to state in or pursuant to the Merger Agreement any material fact relating to any such representation or warranty; and

          (ii) any failure by OCA to perform any obligation or comply with any covenant or agreement specified in the Merger Agreement.

     For the purpose of this Agreement, the term "damages" shall be determined and computed by reference to the actual economic loss to OCLI and/or the Surviving Corporation (and not just by reference to any effect on the value of the shares of the Surviving Corporation) and shall be deemed to include all losses, liabilities, expenses or costs incurred by the Surviving Corporation, and including reasonable attorney's fees incurred in connection with objections raised by the Shareholder Representative.

     OCLI shall give the Shareholder Representative notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section 4. OCLI shall have the right to defend, contest, protest and otherwise control the resolution of any such claim, action or proceeding (unless OCLI decides in good faith not to contest such claim and such claim, action or proceeding relates to a matter which, if adversely determined, would have no impact on the Surviving Corporation's liability in another proceeding, goodwill or reputation or on the future conduct by the Surviving Corporation of its business or on its Tax or accounting positions, in which case the next paragraph shall apply), but shall keep the Shareholder Representative regularly and routinely advised of the status of any such claim, action or proceeding. The Shareholder Representative shall have the right to participate in any such legal proceeding, subject to OCLI's right of control thereof, at the expense of the Shareholder

Representative by counsel of the Shareholder Representative's choice. OCLI, acting in good faith, shall have the right in its sole discretion to settle any such claim.

     If the claim, action or proceeding is one which, if adversely determined, would have no impact on OCLI's or the Surviving Corporation's liability in another proceeding, goodwill or reputation or on the future conduct by the Surviving Corporation of its business or on its Tax or accounting positions, then (i) the Shareholder Representative shall have the right, at his expense, to defend, contest, protest and otherwise control the resolution thereof, but shall keep OCLI regularly and routinely advised of the status of any such claim, action or proceeding and (ii) OCLI shall have the right to participate in any such legal proceeding, subject to the Shareholder Representative's right of control thereof, at OCLI's expense and with counsel selected by OCLI.

     The Shareholder Representative shall be the person through whom all actions on behalf of the Shareholders relating to this Agreement shall be made or directed after the Closing Date, including those acts as are required, authorized or contemplated by this Agreement with respect to the settlement of a claim or the defense thereof. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given any such person. The Shareholder Representative shall be entitled to reasonable compensation and shall be reimbursed for all reasonable expenses incurred by him in each case from the Escrow Property. The Shareholder Representative shall have the right to sell Escrow Property in order to obtain funds to pay such compensation and expenses. The Shareholder Representative shall furnish reports as to the status of the escrow to the Shareholders as and when Escrowed Shares are released from the escrow or claims are paid. OCLI or the Surviving Corporation shall not have any liability or responsibility to the Shareholder Representative.

     The Shareholder Representative shall receive and deliver notices on behalf of the Shareholders and take all such action as in the Shareholder Representative's discretion may be necessary, appropriate, permitted or advisable to be taken under the terms of this agreement in order to consent to, pay, contest, arbitrate, litigate or settle any claim or alleged claim asserted hereunder.

     The Shareholder Representative shall not be personally liable to the other Shareholders for any action taken, suffered or omitted by him in good faith and reasonably believed by him to be authorized or within the discretion of the rights or powers conferred upon him by this Agreement.

     In acting as representative of the Shareholders, the Shareholder Representative may rely upon, and shall be protected in acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Shareholder Representative may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by him in such capacity in good faith and in accordance with such opinion of counsel. The Shareholder Representative may perform his duties as Shareholder Representative either directly or by or through his agents or attorneys and the Shareholder Representative shall not be responsible to the other Shareholders for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by him hereunder.

     Upon receiving notice of the death, resignation or incapacity of the Shareholder Representative, the Shareholders shall by majority vote (based on their number of OCA Shares held immediately prior to the Closing Date) appoint a successor to fill the vacancy. The Shareholders may by such a majority vote remove the Shareholder Representative with or without cause and appoint a successor, provided that notice thereof is given by the new Shareholder Representative to each of the other parties hereto.

     Section 5. Limitation of Liability. The right of OCLI and the Surviving Corporation to be indemnified pursuant to Section 4 shall be (a) limited to the return to OCLI of the Escrow Property, (b) shall not apply until the sum of the damages suffered by OCLI and the Surviving Corporation on a cumulative basis equals or exceeds $250,000, at which point OCLI and the Surviving Corporation shall be entitled to be indemnified for all damages, not just amounts in excess of $250,000, and (c) only for claims that are asserted by OCLI before the Escrow Termination Date.

     Section 6. Escrow Account. It is intended that the assets held in escrow as above provided shall facilitate OCLI's and the Surviving Corporation's ability to recover amounts to which they are entitled as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Merger
Agreement and to satisfy claims of OCLI arising as a result thereof. Accordingly, and to the extent necessary to provide such protection to OCLI and the Surviving Corporation, property held in escrow hereunder shall be available to satisfy claims of OCLI and the Surviving Corporation under this Agreement to the extent provided herein. In the event the Escrow Property is insufficient to pay the reasonable expenses and compensation of the Shareholder Representative and all damages to OCLI and the Surviving Corporation, including by virtue of the expiration of the escrow period, no Shareholder shall be liable under this Agreement to pay any amount in addition to such Shareholder's proportionate share of the Escrow Property expended by the Shareholder Representative or claimed by OCLI prior to the Escrow Termination Date.

     Section 7. Registration of Claims. In the event that OCLI or the Surviving Corporation asserts any claim for indemnification against the Escrowed Shares, it shall deliver to Escrow Agent and the Shareholder Representative a written notice thereof (the "Notice of Claim") setting forth (a) a demand for payment of a specified amount from the Escrowed Shares or, if such amount can not be specified, the basis upon which the amount would be determined and (b) a description of the asserted claim and the basis thereof, and OCLI shall deliver to the Shareholder Representative thereafter such other information as may be reasonably requested by the Shareholder Representative to evaluate the asserted claim. It is understood and agreed among the parties hereto that OCLI's and the Surviving Corporation's right to assert claims for indemnification under this Agreement is limited to those matters set forth in this Agreement, although the Escrow Agent shall have no obligation to determine or verify whether such condition has been met.

     Section 8. Payment of Amounts from Escrow Property Upon Demand Without Objection. If OCLI delivers to the Shareholder Representative and Escrow Agent a Notice of Claim pursuant to Section 7 hereof and if no written objection to such demand is received by Escrow Agent and OCLI, from the Shareholder Representative, within 30 days following the delivery of such Notice of Claim to Escrow Agent and the Shareholder Representative, then Escrow Agent shall pay the claim out of the Escrow Property by forthwith endorsing and delivering to OCLI the certificates representing the Escrowed Shares. OCLI shall be entitled to retain that number of Escrowed Shares which, when multiplied by the Per Share Value (as defined below), shall equal the amount of the claim as provided in Section 4 hereof; provided, however, that Notices of Claim must be delivered before the Escrow Termination Date and OCLI may not retain more than the Escrowed Shares. OCLI shall return one or more certificates for the excess Escrowed Shares to Escrow Agent for continued holding hereunder. To the extent the value (calculated on the basis of the Per Share Value, regardless of actual market value at the time) of the Escrowed Shares retained by OCLI is less than the amount of the claim, Escrow Agent shall also transfer to OCLI other Escrow Property, if any, in addition to the Escrowed Shares.

     The Per Share Value shall be the reported closing price of OCLI's Common Stock on the Nasdaq National Market System on the date of this Agreement.

     Section 9. Payment of Amounts from Escrow Property After Notice of Objection. If OCLI delivers to the Shareholder Representative and Escrow Agent a Notice of Claim pursuant to Section 7 hereof, and if the Shareholder Representative shall give written objection thereto to Escrow Agent and OCLI prior to the expiration of the 30-day period specified in Section 8, Escrow Agent shall make no payment in respect of the demand set forth in such Notice of Claim until it shall have received one of the following:

          (a) written instructions signed on behalf of both OCLI and the Shareholder Representative; or

          (b) a final order of a court having jurisdiction over the asserted claim, after expiration of any applicable appeal period.

     Upon receipt of any such instructions or order, Escrow Agent shall pay such amount from the Escrow Property to OCLI as may be directed by such instructions or order; provided, however that (i) the limitations set forth in Section 8 hereof on the number of Escrowed Shares retainable by OCLI shall also apply to claims paid under this Section 9, and (ii) all Escrowed Shares delivered to OCLI shall be valued on the basis of the Per Share Value, regardless of the actual market price of OCLI's Common Stock on the date such shares are delivered to OCLI. If the final order of a court having jurisdiction over the asserted claim, after expiration of any applicable appeal period, upholds the Shareholder Representative's objection to the Escrow Agent,

OCLI shall reimburse the Escrow Agent and Shareholder Representative for reasonable attorneys' fees and expenses paid from the Escrow Property to pursue the objection.

     Section 10. Payment of Escrow Property to Shareholders. On the Escrow Termination Date, Escrow Agent shall deliver to OCLI and the Shareholder Representative a statement of the remaining balance, if any, of the Escrow Property (calculated on the basis of the Per Share Value, regardless of the actual market price of OCLI's Common Stock at that time), and the total amount of all claims registered pursuant to Section 7 hereof and not theretofore resolved and paid (the excess, if any, of such remaining balance over the total amount of such claims shall be referred to as the "Final Escrow Balance"). OCLI and the Shareholder Representative shall review the accuracy of the Final Escrow Balance and notify Escrow Agent within 30 days of the foregoing statement of any asserted discrepancy. Upon the expiration of the 30-day period after receipt by OCLI and the Shareholder Representative of such statement, and if Escrow Agent has not been notified of any discrepancy by OCLI or the Shareholder Representative within the 30-day period specified in the preceding sentence, Escrow Agent shall deliver to each Shareholder Escrow Property representing such Shareholder's share of the Final Escrow Balance, free and clear of the escrow created by this Agreement. After the last registered claim shall have been resolved pursuant to Section 8 and Section 9 hereof, as the case may be, and paid, the remaining balance, if any, of the Escrow Property shall be delivered by Escrow Agent to the Shareholders, free and clear of the escrow created by this Agreement; provided, however, that upon the disposition of any such claim prior to the disposition of all such claims Escrow Agent shall deliver to
Shareholders  the  Escrow  Property  in  excess of the  amount of the  remaining aggregate claims as determined above. All payments by Escrow Agent to Shareholders pursuant to this Agreement shall be made in proportion to the Shareholders' respective interests in the Escrowed Shares.

     Section 11. Responsibility of Escrow Agent. Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct. Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel.

     If any party to this Agreement disagrees on anything connected with this escrow (1) Escrow Agent will not have to settle the matter, (2) Escrow Agent may wait for a settlement by appropriate legal proceedings or other means it may require, and in such event it will not be liable for interest or damage, (3) if Escrow Agent intervenes in or is made a party to any legal proceedings, it will be entitled to such reasonable compensation for services, costs and attorney's fees as the court may award and (4) Escrow Agent is entitled to hold documents and assets deposited in this escrow pending settlement of the disagreement by any of the above means.

     Escrow Agent is to act as a depositary agent only and is hereby relieved of any liability in connection with any representations made by the other parties hereto or any of their agents. Escrow Agent shall not be responsible for and shall not be under a duty to examine any other agreement.

     Section 12. Indemnification and Fees of Escrow Agent. In consideration of its acceptance of the appointment as Escrow Agent, OCLI shall indemnify and hold Escrow Agent harmless as to any liability incurred by it to any other person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Escrow Agent for all its out-of-pocket expenses, including, among other things, reasonable counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto, except in the event of the negligence or willful misconduct of Escrow Agent. The fees and charges set forth below for the services of Escrow Agent will be considered compensation for Escrow Agent's ordinary services as contemplated by this Agreement. In the event the conditions of the escrow are not promptly fulfilled or Escrow Agent renders any service not provided for in this Agreement or there is any assignment of any interest in the subject matter of this escrow or modification of any interest or if any controversy arises in connection with it, Escrow Agent will be reasonably compensated for such extraordinary services, and will be reimbursed for all reasonable costs, attorney's fees and expenses occasioned thereby, which compensation, costs, fees and expenses shall be paid by OCLI.

     Escrow Agent's initial acceptance fee is $_________ and Escrow Agent's annual fee hereunder is $_________, which fees are nonrefundable and shall be paid in advance by OCLI.

     Section 13. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from its duties hereunder at any time by giving not less than 60 days prior written notice of such resignation to OCLI and the Shareholder Representative, which notice shall specify the date when such resignation shall take effect. Upon such notice, OCLI and the Shareholder Representative shall appoint a successor escrow agent. If OCLI and the Shareholder Representative are unable to agree upon a successor escrow agent within 30 days after such notice, Escrow Agent may apply to a court of competent jurisdiction for such appointment. Escrow Agent shall continue to serve until its successor delivers to OCLI and the Shareholder Representative a duly executed instrument of acceptance of the terms and conditions of this Agreement and receives the Escrow Property.

     Section 14. Investments. Escrow Agent shall invest the cash portion of the Escrow Property, if any, in money market accounts at ____________________________________. Income from any such investment shall be held by Escrow Agent, shall be reinvested in accordance with this Section 14 and shall be considered part of the Escrow Property.

     Section 15. Security Interest. To secure the obligations that may be owed it hereunder, OCLI shall have a security interest in the Escrow Property, and for purposes of protection of an enforceable security interest, possession of the Escrow Property by the Escrow Agent shall be deemed possession by OCLI.

     Section 16. Notices and Communications. Any notice or other communications hereunder shall be deemed to have been duly delivered if delivered by hand or overnight courier service to the party to whom such notice or other communication is to be delivered at such party's address set forth below, or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

               If to OCLI:

               Optical Coating Laboratory, Inc.
               2789 Northpoint Parkway
               Santa Rosa, California 95407-7397
               Attention:     Joseph C. Zils, Vice
                              President & General Counsel

               With a copy to:

               Collette & Erickson
               555 California Street
               San Francisco, California 94104
               Attention:     John V. Erickson, Esq.

               If to OCA:

               Optical Corporation of America
               170 Locke Drive
               Marlborough, Massachusetts  01752
               Attention:     Donald A. Johnson

               With a copy to:

               Robert DeN. Cope, Esq.
               44 Elm Street, Suite 503
               Worcester, Massachusetts  01609-2523

               If to the Shareholder Representative:

               Kenneth D. Roberts
               72 Windsor Road
               Wellesley Hills, Massachusetts  02181-6134

               If to a Shareholder:

               At Shareholder's respective address set forth on OCLI's stock records.

               If to Escrow Agent:

               First Interstate Bank

               ------------------------------

               ------------------------------

               ------------------------------
               Attention:  Corporate Trust Division

     or to such other address, or to the attention of such other individual, as any party hereto may designate in writing to the other parties to this Agreement. Any such notice, request, demand, consent or other communication shall be deemed to have been given on the earlier of (i) the date of delivery if by hand or by overnight courier service or (ii) five days after having been mailed.

     Section 17. Governing Law. This Agreement shall be governed by the law of the State of California applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof. Each of the parties agrees to personal jurisdiction in any action brought under this Agreement in any court, federal or state, within the State of California having subject matter jurisdiction over such action. The parties to this Agreement agree that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in the United States District Court located in San Francisco, California, or, in the absence of jurisdiction, the Superior Court for San Francisco County, California.

     Each party waives any objection which such party may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding and hereby agrees that such party cannot contest any judgment rendered thereby based on lack of jurisdiction, improper venue or inadequate service of process.

     Section 18. Amendments. This instrument supersedes any and all prior agreements among the parties with regard to the matters set forth herein and may not be altered or amended except by a writing signed by the parties against whom such alteration or amendment is sought.

     Section 19. Waiver. No waiver of any term or provision of this Agreement shall be effective unless made in a writing signed by the party against whom the enforcement of the waiver is sought. No waiver of any term or provision of this Agreement shall be deemed to be a waiver of any other breach of such term or provision of this Agreement.

     Section 20. Section Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     Section 21. Successor and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

     Section 22. Counterparts. This Agreement may be executed in several identical counterparts each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                         Optical Coating Laboratory,Inc.


                         By:
                                ----------------------------------
                         Title:
                                ----------------------------------



                         Optical Corporation of America


                         By:
                                ----------------------------------
                         Title:
                                ----------------------------------



                         SHAREHOLDER REPRESENTATIVE



                         -----------------------------------------
                         Kenneth D. Roberts


                         First Interstate Bank, as Escrow Agent


                         By:
                                ----------------------------------
                         Title:
                                ----------------------------------

                                    EXHIBIT B

                             LIST OF OCA AFFILIATES

Robert P. Catterson
Michael J. Devlin
F. Sherman Hoyt
Donald A. Johnson
Stephen B. Loring
Edward M. Muller
George Olmstead
John D. Viggiano
Glen Wegner
George B. Whelton, Jr.

                         Optical Corporation of America

                               AFFILIATE AGREEMENT



                                                                   June 28, 1996



Optical Corporation of America
7421 Orangewood Avenue
Garden Grove, California 92641

Optical Coating Laboratory, Inc.
2789 Northpoint Parkway
Santa Rosa, California  95407-7397

Ladies and Gentlemen:

     The undersigned Shareholder (the "Shareholder") of Optical Corporation of America, a Massachusetts corporation ("OCA"), understands that OCA has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 28, 1996 among Optical Coating Laboratory, Inc., a Delaware corporation ("OCLI"), OCA Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of OCLI ("Acquisition"), and OCA.

     Pursuant to the Merger Agreement, Acquisition will merge (the "Merger") with and into OCA, following which OCA will become a wholly-owned subsidiary of OCLI. The Merger Agreement provides that, on the Effective Date of the Merger (as defined in the Merger Agreement), all of the outstanding shares of capital stock of OCA will be converted into shares of common stock of OCLI (the "OCLI Common Stock") in accordance with the applicable exchange ratio specified in the Merger Agreement.

     The Shareholder has been advised that as of the date hereof, the Shareholder may be deemed to be an "affiliate" of OCA, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.

     The Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by OCLI, Acquisition, OCA and other shareholders of OCA, and their respective counsel and accounting firms.

     The Shareholder represents, warrants and agrees with OCLI and OCA as follows:

     1. The Shareholder is the beneficial owner of the shares of OCA capital stock and options to purchase OCA capital stock indicated on the last page hereof (the "OCA Securities"), which at the date hereof and at all times up until the Effective Date will be free and clear of any liens, claims, options, charges or other encumbrances not described on such page. Except for OCA Securities, the Shareholder does not beneficially own any shares of capital stock of OCA or any other equity securities of OCA or any other options, warrants or other rights to acquire any equity securities of OCA. The Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement.

     2. The Shareholder has been advised that the issuance of shares of OCLI Common Stock to the Shareholder (the "OCLI Shares") in connection with the Merger has been or will be registered with the Commission under the Act on a registration statement on Form S-4. However, the Shareholder has also been advised that since at the time the Merger is to be submitted for a vote of the shareholders of OCA the Shareholder may be deemed to be an affiliate of OCA and the distribution by the Shareholder of any OCLI Shares will not have been registered under the Act, the Shareholder may not sell, transfer or otherwise dispose of the OCLI Shares unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in compliance with Rule 145 promulgated by the Commission under the Act, or (iii) such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     3. The Shareholder shall not make any sale, transfer or other disposition of the OCLI Shares in violation of the Act or the rules and regulations promulgated thereunder.

     4. Except as provided for in the Merger Agreement, the Shareholder understands that OCLI is under no obligation to register the sale, transfer or other disposition of the OCLI Shares, or OCLI Common Stock held on the Shareholder's behalf, under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     5. Notwithstanding any other provision hereof to the contrary, during the period commencing on the date hereof and ending at such time as financial results covering at least thirty days of combined operations of OCA and OCLI have been published by OCLI in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of OCLI and OCA, the Shareholder will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the risk of the Shareholder's ownership of or investment in, any OCA Securities, any shares of OCA common stock or other equity securities of OCA which the Shareholder purchases or acquires after the execution of this Agreement, the OCLI Shares or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities. Without limiting the foregoing, the Shareholder acknowledges that such restriction prohibits the acquisition of a "put" option or other hedging instrument with respect to OCLI common stock.

     6. Stock transfer instructions will be given to OCLI's transfer agent with respect to the OCLI Shares and there will be placed on the certificates for the OCLI Shares, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of June 28, 1996 between the registered holder hereof and OCLI, a copy of which agreement is on file at the principal offices of OCLI."

     7. Unless the transfer by the Shareholder of the OCLI Shares has been registered under the Act, or a sale is made in compliance with Rule 145, OCLI reserves the right to put a legend on the certificates issued to any transferee of the Shareholder stating in substance:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without the applicable legend if, in the opinion of counsel to OCLI, (a) such legend is not required for purposes of the Act or (b) the sale or other disposition of the shares evidenced by the certificate is permitted by the provisions of Rule 145(d)). In any event, such legend may be removed upon request of the Shareholder no later than two years after the Merger is consummated, unless the Shareholder is then an "affiliate" of OCLI within the meaning of Rule 145(d).

     9. At every meeting of the shareholders of OCA called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of OCA with respect to any of the following, the Shareholder shall vote all his OCA Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger (the foregoing is hereinafter referred to as an "Opposing Proposal").

     10. Except as required by law, including actions which Shareholder determines after consultation with legal counsel are required pursuant to Shareholder's fiduciary duties under applicable law, Shareholder will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal;
(ii) initiate a shareholders' vote or action by consent of OCA shareholders with respect to an Opposing Proposal; or (ii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of OCA, in connection with an Opposing Proposal.

     11. The Shareholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or appropriate, in the opinion of OCLI, to carry out the intent of this Agreement.

     12.  Miscellaneous.

          12.1 If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, all other terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated.

          12.2 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

          12.3  This  Agreement  may  not  be  modified,   amended,  altered  or
supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          12.4 The parties hereto acknowledge that OCLI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to OCLI upon any such violation, OCLI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to OCLI at law or in equity.

          12.5 All notices, requests, claims,, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

If to OCA:          Optical Corporation of America
                    170 Locke Drive
                    Marlborough, Massachusetts 01752
                    Attention: Donald A. Johnson

with a copy to:     Robert DeN. Cope, Esq.
                    44 Elm St., Apt. 503
                    Worcester, Massachusetts 01609-2523

If to OCLI or       Optical Coating Laboratory, Inc.
Acquisition         2789 Northpoint Parkway
                    Santa Rosa, California 95407-7397
                    Attention: Joseph C. Zils, Esq., Vice
                    President and General Counsel

with a copy to:     Collette & Erickson
                    555 California Street
                    San Francisco, California 94104
                    Attention: John V. Erickson, Esq.

If to Shareholder: to the address set forth on the last page hereof or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          12.6. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          12.7 This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     13. OCLI agrees to publish, as promptly as practicable following the Merger, results covering at least thirty days of combined operations of OCLI and OCA in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of OCLI and OCA; provided, however, that OCLI shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of OCLI.

                                Very truly yours,


                              ------------------------------------
                              (Print Shareholder's Name)


                              Shareholders' Address:

                              ------------------------------------

                              ------------------------------------

                              ------------------------------------

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: ___________

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: ______________

     Encumbrances:  _______________________


     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By: _____________________________

                         Title: ____________________________

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By: _____________________________

                         Title: ____________________________

                         Very truly yours,



                         Robert P. Catterson

                            Shareholders' Address:
                            8004 Santa Rita Street
                            Corona, California 91719

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 5,200

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: 1,000

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         Michael J. Devlin

                             Shareholders' Address:
                         1856 Mariposa Lane
                           Fullerton, California 92633

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 20,000

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: -0-

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         F. Sherman Hoyt

                         Shareholders' Address:
                         39 Main Street
                         Hollis, New Hampshire 03049

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 115,907

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: -0-

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         Donald A. Johnson

                         Shareholders' Address:
                         729 Promontory Drive - West
                         Newport Beach, California 92660

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 83,580

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: -0-

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         Stephen B. Loring

                         Shareholders' Address:
                         61 Lexington Circle
                         Holden, Massachusetts 01520

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 93,436

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: -0-

     Number of shares of OCA Common Stock subject to warrants beneficially owned by the Shareholder: 5,120

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         Edward M. Muller

                         Shareholders' Address:
                         190 Sherman Street
                         Fairfield, Connecticut 06430

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 55,413

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: -0-

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         George Olmsted

                         Shareholders' Address:
                         62 Chase Street
                         Chatham, Massachusetts 02633-2404

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 67,349

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: -0-

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         John D. Viggiano

                         Shareholders' Address:
                         84 Emer Road
                         Marlborough, Massachusetts 01752

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 19,500

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: 2,000

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         Glen Wegner

                         Shareholders' Address:
                         22 Lathrop Road
                         Wellesley, Massachusetts 02181

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 25,585

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: 8,000

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:




                         Very truly yours,



                         George B. Whelton, Jr.

                          Shareholders' Address:
                          615 Route 13 South
                          Milford, New Hampshire 03055

     Number of shares of OCA Common Stock beneficially owned by the
Shareholder: 11,510

     Number of shares of OCA Common Stock subject to options beneficially owned by the Shareholder: -0-

     Encumbrances:  None

     Accepted this 28th day of June, 1996.

                         Optical Corporation of America


                         By:

                         Title:

     Accepted this 28th day of June, 1996.

                         Optical Coating Laboratory, Inc.

                         By:

                         Title:

                       CONTINUITY OF INTEREST CERTIFICATE


     In order to induce Optical Coating Laboratory, Inc., a Delaware corporation ("OCLI"), OCA Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of OCLI ("Acquisition") and Optical Corporation of America, a Massachusetts corporation ("OCA"), to enter into and to close under an Agreement and Plan of Merger dated as of June 28, 1996 by and among OCLI, Acquisition and OCA (the "Agreement"), the undersigned shareholders of OCA hereby represent to OCLI, Acquisition and OCA that based upon such investigation as the undersigned deem appropriate for the purposes of the delivery of this Certificate and in reliance upon their examination of the Shareholder Ledger of OCA prepared by Robert DeN. Cope, OCA's Assistant Clerk, and dated May 22, 1996 with respect to the identity and holdings of each of the nineteen (19) Shareholders of OCA who owns one per cent (1%) or more of OCA's outstanding Common Stock, $.01 par value (the "OCA Stock"), there is no plan or intention by the Shareholders who own one per cent (1%) or more of the OCA Stock, and to the best of the knowledge of OCA's Management (as such term is defined in the Agreement) there is no plan or intention on the part of the remaining Shareholders of OCA, to sell, exchange, or otherwise dispose of a number of shares of OCLI Common Stock which will be received pursuant to the merger transaction specified in the Agreement (the "Merger") that would reduce the ownership by the Shareholders of OCA of shares of OCLI Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty per cent (50%) of the value of all of the formerly outstanding OCA Stock as of the same date. [For the purposes of the foregoing calculations and representation, shares of OCA Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of OCLI Common Stock will be treated as outstanding OCLI Common Stock on the date of the Merger. No shares of OCA Stock can be sold, redeemed or disposed of without the consent of a majority of the Board of Directors of OCA and the undersigned have no way of knowing whether shares of OCLI Common Stock are owned by any OCA Shareholder.]

     IN WITNESS WHEREOF, the undersigned have executed this certificate as on June 28, 1996.


Robert P. Catterson
Michael J. Devlin
F. Sherman Hoyt
Donald A. Johnson
Stephen B. Loring
Edward M. Muller
George Olmsted
John D. Viggiano
Glen Wegner
George B. Whelton, Jr.

                                  EXHIBIT E

                             OCA DISCLOSURE SCHEDULE
                                  Notes 1 & 2.

SECTION 1.3

     The OCA Options are:

     1. The Common Stock Purchase Warrant to purchase 76,000 shares of OCA's Common Stock (the "MCRC Warrant"), issued pursuant to a Subordinated Note and Warrant Purchase Agreement between OCA and Massachusetts Capital Resource
Company ("MCRC") dated as of May 28, 1992, a copy of which (together with all amendments thereto delivered by the parties to and including the date of the Agreement) has been delivered to OCLI by OCA (the "MCRC Agreement"), together with the rights applicable to such MCRC Warrant and to MCRC as a holder of OCA Common Stock issued upon the exercise thereof which are specified in the MCRC Agreement and the MCRC Warrant.

     2. The Warrant to Purchase 10,000 shares of OCA's Common Stock (the "SVB Warrant"), issued pursuant to a Loan and Security Agreement between OCA and Silicon Valley Bank ("SVB") dated May 27, 1994, a copy of which (together with all amendments thereto delivered by the parties to and including the date of the Agreement) has been delivered to OCLI by OCA (the "SVB Agreement"), together with the rights applicable to such SVB Warrant and to SVB as a holder of OCA Common Stock issued upon the exercise thereof which are specified in the SVB Agreement, the SVB Warrant, the Registration Rights Agreement and the Anti-Dilution Agreement executed and delivered in connection with the SVB Warrant.

     3. The Common Stock Purchase Warrants to purchase 24,000 shares of OCA's Common Stock (the "11% Noteholders' Warrants"), issued pursuant to separate Subordinated Note and Warrant Purchase Agreements between OCA and the several Purchasers named on the Schedule attached hereto (the "11% Noteholders") all dated as of June 30, 1993, a conformed copy of which (together with the amendments thereto, if any, delivered by the parties to and including the date of the Agreement) has been delivered to OCLI by OCA (the "11% Noteholders' Agreement"), together with the rights applicable to such 11% Noteholders' Warrants and to the 11% Noteholders as the holders of OCA Common Stock issued upon the exercise thereof which are specified in the 11% Noteholders' Agreement and the 11% Noteholders' Warrants.

     4. The Incentive Stock Options to purchase 44,000 shares of OCA's Common Stock (the "OCA Incentive Stock Options"), issued and outstanding pursuant to OCA's three Incentive Stock Option Plans, the "1986, 1988 and 1990 Plans", to employees of OCA (the "OCA Optionees") are reflected on the three Schedules, each marked "Prepared by Robert DeN. Cope 5/21/96", which have been delivered to OCLI by OCA and on the Summary of Outstanding Stock Options dated March 18, 1996 showing them by expiration date. Copies of the 1986, 1988 and 1990 Plans have been delivered to OCLI by OCA.

     5. The non-qualified option to purchase 8000 shares of OCA's Common Stock on or prior to January 2, 1997 issued to Glen Wegner, a Director and former employee of OCA (the "Wegner Option"), a copy of which has been delivered to OCLI by OCA.

The amendments and waivers referred to in Section 1.3 are:

1. In the case of the MCRC Warrant, as follows: the exercise by MCRC of the MCRC Warrant in accordance with its terms and contemporaneously with the Effective Date, accompanied by MCRC's waiver (if OCA's indebtedness to MCRC is to remain outstanding after the Effective Date) of the following provisions of the MCRC
Agreement: Section 4.02 (e) and Article V.

2. In the case of the SVB Warrant, as follows: the exercise of the SVB Warrant in accordance with the Conversion right set forth therein accompanied by (x) SVB's waiver (if OCA's indebtedness to SVB is to remain outstanding after the Effective Date) of Section 6.1(l) of the SVB Agreement, (y) SVB's agreement that
Section 1.7.3 of the SVB Warrant shall apply to the transaction of which the Merger is a part and (z) SVB's waiver of its rights under its Registration Rights Agreement and Antidilution Agreement with OCA.

3. In the case of the 11% Noteholders' Warrants, as follows: the assumption and exchange of an OCLI Option containing substantially equivalent terms and conditions for each such Warrant the holder of which elects to not exercise such Warrant in full as of the Effective Date,, accompanied by such holder's waiver (if OCA's indebtedness to such holder is to remain outstanding after the Effective Date) of Section 4.02(a) of the 11% Noteholders' Agreement.

4. In the case of the OCA Incentive Stock Options, none. However, OCA understands that at or prior to the Effective

Date OCLI will have acted to issue in exchange for and replacement of each OCA Incentive Stock Option which has not previously terminated or been exercised by the holder thereof, an OCLI Option containing substantially equivalent terms and conditions and otherwise complying with the Agreement.

5.   In the case of the Wegner Option, None.

EXCEPTIONS:

Reference is hereby made to Section 16 of each of the 1986, 1988 and 1990 Plans for the consequences of OCLI's failure to issue OCLI Options to the Optionees.

SECTION 3.2(A)

     The Business of OCA as it is now being conducted is described as follows:

GENERAL

     OCA develops, manufactures and markets optical and electro-optical products, components and subsystems for a wide range of applications in the medical, telecommunication, industrial, scientific, aerospace and defense industries. OCA focuses on four categories of product and related services: (1) Optical Filters, (2) Electro-Optical Sensors and Cameras, (3) Optical Correlators and (4) Fiber Optics Communications Devices. OCA also enjoys a significant business in optical components and subsystems for commercial and government markets.

PRODUCTS AND SERVICES

(1)  OPTICAL FILTERS

     OCA designs, manufactures and markets optical filters which incorporate proprietary technology for multi-layer thin film coatings. Optical thin film coatings control and enhance light energy by altering the transmission, reflection and absorption of the various wavelengths of light to achieve a desired optical effect. OCA has developed a thin-film coating process call MicroPlasma' (patent pending) which permits OCA a distinct competitive advantage in providing high quality optical filters to customers in various industries. Optical filters are used as components in instruments and systems manufactured by original equipment manufacturers (OEMs), principally to bio-medical instrument manufacturers. OCA has steadily increased its production capacity in this area and has achieved a high level of automation. OCA expects that an increasing share of the filters which it manufactures will be used in the production of its Fiber Optic Communication Devices.

     In addition, OCA produces a variety of filters and coatings utilizing standard or traditional evaporation technologies, including "soft" coatings. OCA also produces epoxy dye plates that eliminate the need for expensive, often difficult to obtain, filter color glass. The unique dye process used by OCA is applicable to traditional coatings, as well as MicroPlasma coatings, and often is a more cost competitive process for filter manufacturing.

     OCA's line of optical filters runs from the ultraviolet through the visible and into the infrared spectrum of light. OCA also makes filters which block certain wavelengths of light for eye-safe laser protection devices, and passive intrusion filters which detect heat from bodies approaching a field of view and will activate a switching mechanism. These products are often termed motion detection devices but in fact rely on heat transmitted by a source at an infrared wavelength.

     Optical filters are produced for a highly competitive market.

(2)  ELECTRO-OPTICAL SENSORS AND CAMERAS

     OCA is recognized by its customers as a premiere supplier of lightweight electro-optical sensor systems for airborne and spaceborne applications. This recognition stems from OCA's participation in the Brilliant Pebbles and Clementine Programs in the late 1980s and early 1990s sponsored by the Strategic Defense Initiative/Ballistic Missile Division, which allowed OCA to enhance its already strong opto-mechanical background with state-of-the-art, in-house electronics design and fabrication capabilities.

     OCA's color video cameras set a new standard for performance and low mass. OCA plans to encourage use of this product and technology in both space related and commercial applications.

     OCA's new Wide Field of View Star Tracker Camera has been selected for use on both the Mars Surveyor '98 Orbiter and Lander Missions. In this version, image processing to determine spacecraft attitude is accomplished by the spacecraft computer, using Stellar Compass software licensed by OCA to the user. For applications where the user prefers a self-contained Star Tracker to compute the spacecraft's attitude directly, OCA has teamed with Southwest Research Institute to supply a state-of-the-art RAD-6000 based computer module. OCA's product offers the most cost effective solution for attitude determination in the developing field of small, low-cost spacecraft and has been selected as the "baseline" for a number of new programs.

     OCA's experience with lightweight sensors positions it to capitalize upon the shift from small numbers of large, costly spacecraft to much larger numbers of small, relatively inexpensive spacecraft for both government and commercial applications. OCA anticipates that a substantial fraction of its future business can be derived from this technology base.

(3)  OPTICAL CORRELATORS

     OCA has an established reputation in the field of Optical Processing. Beginning in 1985, OCA became one of the original system hardware innovators in this field, transforming theoretical analysis and scientific research into development efforts for field deployable hardware which could be used for target recognition and target tracking in missile systems. The fundamentals of the technology employ the inherent strength of optics to process an entire scene of data instantaneously (at the speed of light). Analytical speed combined with relatively low power and packaging requirements, yields an attractive technology for programs which incorporate optical processing. OCA will continue to support government applications using optical processing for guidance and navigation and radar imagery analysis; in particular, because optical processing provides the foundation of its commercial correlator line.

     The potential for commercial applications is found in factory automation, security, medical imagery and remote sensing imagery. OCA is developing solutions for each of these applications. For example, OCA will introduce in 1996 a commercial optical processor. The Flash 256 Optical Fourier Processor is an entirely new product for the image processing industry, with significant competitive implications.

(4)  FIBER OPTIC COMMUNICATIONS DEVICES

     OCA has recently introduced a new line of optical devices for use in the fiber optic communications market. OCA manufactures four devices incorporating filters produced by OCA using its proprietary MicroPlasma' (patent pending) coating process. These devices are (a) a Channel Add/Drop Filter, (b) a Tunable Bandpass Fiber Optic Filter, (c) a 4 Channel Dense Wavelength Division Multiplexer (DWDM) and
(d) an 8 Channel Dense Wavelength Division Multiplexer (DWDM). These devices generally operate in the 1530 to 1560 nanometer (nm) range and are unique because of their ability to operate in a passive mode.

     In addition to their narrow bandwidths, their low cross-talk (the result of OCA's ability to produce 3 cavity and 5 cavity filter designs), low insertion loss and durability, these devices also demonstrate high wavelength stability and minimal temperature shift (less than .001 nm/DC temperature shift). This minimal shift is the result of OCA's MicroPlasma' process.

     OCA believes its devices are enabling technology which will accommodate significantly increased data transmission over the existing installed base of fiber optic cable. While other DWDM devices exist which might compete with those manufactured by OCA, to date OCA believes its devices are the most advanced, and filter based devices appear to have a technical advantage over alternative technologies.

OPTICAL COMPONENTS AND SUB-SYSTEMS

     OCA plays a significant role in the design and manufacture of leading edge optical products. OCA has been selected repeatedly by leading commercial, scientific and defense organizations to work cooperatively under formal teaming agreements and strategic alliances to develop innovative solutions to optical design, packaging and manufacturing problems for a wide range of product applications. The importance of the technologies developed during these projects continues to grow with the emergence of the small satellite industry for commercial applications such as Earthwatch. OCA is currently developing the telescope for the Earthwatch remote sensor which is expected to provide 3 meter resolution photographs of the earth for commercial users.

     OCA has also been a supplier to the semi-conductor equipment industry. Contracts from KLA, SVG and others total over two million dollars on an annual basis.

     OCA's development of advanced infrared search and track (IRST) and missile launch detection systems in cooperation with Westinghouse and Lockheed Martin addresses a growing market for the protection and improvement of our nation's existing air defense capabilities.

RESEARCH AND DEVELOPMENT

     OCA focuses its research and development activities on the development of new proprietary products, enhancements to existing products, and enhancements of core technologies. OCA funds these activities from both internal sources and external contracts.

MANUFACTURING

     OCA's approach is to identify and perform internally those functions which enable it to maintain control over critical portions of the production process and which add value to its products. At the same time, OCA's purchasing departments make every effort to insure that qualified suppliers are available for functions which are better or more economically performed by others. Both OCA's California and Massachusetts operations have complete, stand alone capabilities appropriate to the support of the varying requirements of its Business and customers. Engineering, manufacturing Sales and Marketing personnel are available at both locations.

     In California, OCA designs, manufactures, coats, assembles and tests electro-optical subsystems and complex electro-optical assemblies for customer use in infrared, Visible and Ultraviolet systems. OCA's fabrication capabilities are sophisticated and include Single Point Diamond Turning, electroless nickel plating and Beryllium Hot Isostatic Pressing, and allow OCA to produce compact and lightweight subsystems without the degree of subcontracting required by most of its competitors.

     In Massachusetts, OCA is a leading provider of thin film products for OEM customers. OCA's state-of-the-art coatings, combined with its proprietary automation processes, assure a solid market presence. Additional capacity is being added to meet the forecasted demand for OCA's new products in the fiber optic communications marketplace. The enabling technology is the optical filter and OCA produces filters routinely that equate to over $10 million in annual sales. The packaging capability to support the DWDM product is operational.

SALES, MARKETING AND CUSTOMER SUPPORT

     The major products of OCA, as well as the Commercial and Government Optics, are all supported by a direct technical sales force located at OCA's California and Massachusetts operations. On an international basis, OCA maintains representatives throughout Europe, Asia and South America.

PATENTS AND INTELLECTUAL PROPERTY

     OCA believes the success of its business depends more upon the technical competence and creativity of its employees than on its patents, trademarks and copyrights. Nevertheless, OCA seeks patents, when appropriate, on inventions concerning new products and improvements as part of its ongoing research, development and manufacturing activities. OCA also relies upon trade secret protection for its confidential and proprietary information. OCA routinely enters into confidentiality agreements with other entities and individuals.

SECTION 3.2(B)

     The Shareholders of OCA are those named on the 1996 - Shareholder Ledger consisting of 10 pages prepared by Robert DeN. Cope, OCA's Assistant Clerk, edition of May 22, 1996, which has been delivered to OCLI by OCA (the "Shareholder Ledger").

     The total number of shares of OCA Common Stock authorized to be issued upon the exercise of outstanding OCA Options is 162,000 shares of which:

     76,000 shares are reserved for the MCRC Warrant
     10,000 shares are reserved for the SVB Warrant
     24,000 shares are reserved for the 11% Noteholders' Warrants
     44,000 shares are reserved for OCA's employees who are holders of OCA Incentive Stock Options
     8,000 shares are reserved for the holder of the Wegner Option

     EXCEPTIONS:

a) OCA repurchased 8700 shares of its Common Stock on or about July 14, 1995 from two former employees upon termination of their employment. Reference is made to the Shareholder Ledger.

b) In addition to the 44,000 shares of Common Stock reserved for holders of OCA Incentive Stock Options, there are 59,000 shares reserved for the grant of additional Incentive Stock Options under OCA's 1990 Incentive Stock Option Plan.

c) The OCA Options are subject to anti-dilution provisions which are automatic in their application.

d) OCA is obligated to repurchase 46,875 shares of its Common Stock from The Perkin-Elmer Corporation. See Section 3.2(q).

SECTION 3.2(C)

     EXCEPTIONS:

     OCA, in the ordinary course of business, advances funds and property to subcontractors and other suppliers.

SECTION 3.2(D)

     EXCEPTIONS:

     a)  Second Paragraph -

     Clause (i) The Consents of OCA's lenders, SVB, General Electric Capital Corporation ("GE Capital"), MCRC and the 11% Noteholders, are required for the consummation of the transactions contemplated by the Agreement. The Consent of OCLI as a lender is assumed. See Section 3.2(f).


     b)  Third Paragraph -

     The Consents of OCA's lenders, SVB, GE Capital, MCRC and the 11% Noteholders, are required for the consummation of the transactions contemplated by the Agreement. The Consent of OCLI as a lender is assumed.

SECTION 3.2(E)

     EXCEPTIONS:

     Last Sentence -

     The audited and unaudited, internally prepared, Financial Statements do not comply fully with the requirements of the Commission, in that they do not include:

1.  3 year Profit and Loss Statements (2 years shown)

2.  3 year Cash Flow Statements (2 years shown)

3.  Additional foot notes on Balance Sheet

4.  Earnings Per Share

5.  Further disclosure on income taxes

6.  More detailed description of revenue recognition

7. Products Statements covering: a) business segments, b) international versus domestic, and c) commercial versus government

8.  SX schedule for changes in evaluation

SECTION 3.2(F)

     EXCEPTIONS:

     a)  First Sentence -

     1.  Accounting,   Consulting,  Legal  and  miscellaneous  related  expenses
incurred in connection with the transactions contemplated by this Agreement and disclosed pursuant to Section 3.2(cc)

     2. $800,000 13% Subordinated Note due 1998 issued pursuant to a Loan Agreement dated May 3, 1996 between OCA and OCLI (the "OCLI Loan").

     3. On March 23, 1990, OCA purchased from The Perkin-Elmer Corporation ("P-E") certain assets related to P-E's Applied Optics Operations.

     Included among these assets were certain contracts for which final settlement of P-E's price redeterminable costs has yet to occur. Audit activities conducted by the Defense Contract Audit Agency ("DCAA") for P- E's fiscal years 1987-1989 and fiscal year 1990 through March 22, 1990 reveal issues related to P-E's allocation of certain costs which have been questioned by DCAA. Currently, OCA awaits DCAA's acceptance of an offer of settlement of these issues. OCA estimates that its likely exposure will not exceed $150,000.

     In this connection, OCA maintains a general purpose contract cost reserve which was established to address the impact of cost issues; these issues and the amount of the reserve may fluctuate from year to year. At March 31, 1996 the balance of this reserve was $370,000.

     b)  Second Sentence -

     1. The 11% Noteholders are also holders of Common Stock Purchase Warrants of OCA and those 11% Noteholders who are marked with an f on the schedule thereof which has been delivered to OCLI by OCA are either Directors of OCA, related to Directors of OCA or shareholders of OCA.

     2. F. Sherman Hoyt and George Olmsted, shareholders and Directors of OCA, are part owners of the building at One Lyberty Way, Westford, Massachusetts a portion of which is occupied by OCA as a subtenant.

     3. OCA will designate a Shareholder Representative in accordance with the terms of the Agreement.

     c)  Reference is also made to Section 3.2(q) of this Disclosure Schedule.

SECTION 3.2(G)(VI)

     EXCEPTION:

     The Internal Revenue Service examined the AO Pension Plan on May 20, 1996. OCA has not been advised of any exceptions.

SECTION 3.2(H)

     The Properties currently occupied by OCA under leases are identified below. Copies of the applicable instruments named above have been delivered to OCLI by OCA. Reference is also made to Section 3.2(o) of this Disclosure Schedule.

     1.   7421 Orangewood Avenue, Garden Grove, California;
               Lessor - P-E
               Lease dated February 1, 1995 among P-E and OCA

     2.   170  Locke Drive, Marlborough, Massachusetts
               The Prime Lease is dated November 29, 1982 and is between Third Marlboro Development Trust, as Lessor and Oerlikon-Buhrle USA, Inc. (Balzers Optical Group Division)("Balzers"), as Lessee First Amendment to Lease is dated July 31, 1990 and makes Contraves USA, Inc. successor in interest to Balzers Sublease dated March 31, 1992 among Contraves and OCA

     3.   One  Lyberty Way, Westford, Massachusetts
               The Prime Lease is between the Trustees of Three Lyberty Realty Trust ("Owner") and Controlonics, Inc. ("Controlonics"). The Sublease is dated September 21, 1982, is between Controlonics and MicroCoatings, Inc., and was assumed by OCA following its purchase of assets of MicroCoatings, Inc. on June 19, 1985.

               The Lease Extension agreement is dated May 1, 1987 and is between OCA and the Owner; the Lease is for 19,688 square feet of which 12,453 square feet are subleased to Barr Associates. The Lease, Sublease and Lease Extension expire on August 15, 1997 and OCA does not intend to renew them or to extend the terms thereof.

     EXCEPTIONS:

     a)  First Paragraph - Second Sentence:

     The tangible personal properties and assets owned by OCA are subject to security interests under the Massachusetts and California Uniform Commercial Codes for the benefit of OCA's lenders: SVB, GE Capital and MCRC

     b)  First Paragraph - Fourth Sentence:

     Included among Balance Sheet Liabilities of OCA is a promissory note for the balance of rent for the Garden Grove Property which was overdue prior to the delivery of such promissory note.

     c)  First Paragraph - Last Sentence:

     Notwithstanding the adequacy of the physical structures on the Properties for the uses to which they are put by OCA, the interiors of the structures undergo periodic reconstruction to accommodate the changing business needs of OCA's manufacturing processes and personnel requirements.

d)  Third Paragraph -

As to the entire paragraph:

1. Except as set forth in item 2 below, the Properties are the only real property which have been leased by OCA.

2. Not included among the Properties, but occupied by OCA-AO during the period, April 4, 1990 to April 3, 1993, pursuant to a Lease dated March 27, 1990 between Koll Business Centers - Orange and OCA-AO, were Suites 7, 8 and 9 of the building at 11562 Knott Street, Garden Grove, CA for use for office, research and development purposes and related uses (the "Koll Property"). OCA makes no representations whatsoever regarding the Koll Property, which is the only "other real property previously leased" as OCA interprets this Section 3.2(h).

3. The Hazardous Material, if any, contained on the Properties is described in the reports described below.

4. With respect to the Fifth Sentence, reference is made to the reports described below.

5. With respect to the Sixth Sentence, OCA is not aware of a threatened proceeding.

6. With respect to the Eighth Sentence, reference is made to the reports described below.

In connection with the Second Paragraph of this Section 3.2(h), OCA has delivered to OCLI copies of the following documents:

(I) - with respect to its 7421 Orangewood Avenue, Garden Grove, CA Property:

Environmental Integrity Assessment prepared 1989 by Bennett & Associates, Inc. for P-E

Reports of Truesdail Laboratories, Inc. To GeoRemediation, Inc. dated April 20 and 23, 1990

Letter dated April 27, 1990 from GeoRemediation Inc. to OCA

Letter dated May 1, 1990 from GeoRemediation Inc. to OCA

Letter dated August 27, 1990 from GeoRemediation, Inc. to OCA

Environmental Audit and Limited Environmental Property Investigation dated March 21, 1990 prepared by ICG Hydrotech, Inc. for Pettis, Tester, Kruse & Krinsky

Letter dated March 30, 1990 from ICG Hydrotech, Inc. to Pettis, Tester, Kruse & Krinsky

Letter dated December 3, 1991 from Bowditch & Dewey to Donald A. Johnson

Letter dated July 16, 1992 from GeoRemediation, Inc. to House Food Industrial Co. LTD and Baker & McKenzie (Los Angeles Office)

Letter dated October 4, 1993 from Baker & McKenzie (Los Angeles Office) to Charles J. Heinzer at P-E

Phase I Environmental Site Assessment from Geraghty & Miller, Inc. for P-E dated April 1994

Inter-office  Memorandum  dated  January  5, 1995  from  M.J.  Aber to Donald A.
Johnson

(II) - with respect to its 170 Locke Drive, Marlborough, MA Property:

Preliminary Environmental Site Assessment Report prepared by Briggs Associates, Inc. for Third Marlboro Development Trust dated February 13, 1992

Letter dated March 26, 1992 from Briggs Associates, Inc. to Third Marlboro Development Trust

(III) - with respect to its One Lyberty Drive, Westford, MA Property:

Report of Thermo Analytical Inc. and Skinner & Sherman Laboratories, Inc. for Normandeau Associates NH and Barr Associates dated 2/23/93

In addition, OCLI has informed OCA of OCLI's receipt of a report of Montgomery Watson, dated June 14, 1996 with respect to its examination of the Properties for OCLI.

SECTION 3.2(I)

     EXCEPTION:

     Accounts Receivable not exceeding $82,683 arising under cost reimbursable contracts which are awaiting final rate determinations will not necessarily be collectible within six months of the Effective Date.

     In this connection, OCA maintains the general purpose cost reserve described in Section 3.2 (f). To date, the final rate determinations for the years 1990 through 1994 have been audited by DCAA without exceptions. The level of cost type revenue for the first nine months of the current fiscal year was approximately $1.3 million.

SECTION 3.2(J)

     EXCEPTION:

     Brush Wellman, the only domestic manufacturer of beryllium, is the only supplier of significant goods and services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

SECTION 3.2(K)

     Second, third and fourth sentences - Reference is made to the description of the Spar Contract Matter; see 3.2(s) of this Disclosure Schedule, below.

     EXCEPTION:     No others

SECTION 3.2(L)

     EXCEPTIONS:

     First Sentence - (1) The Hicks Patent, U.S. Patent 4,768,859. There are royalty obligations and limits on exclusivity of OCA's rights in the Hicks License Agreement, a copy of which has been delivered to OCLI by OCA.

                      (2) OCA's "automated core drilling software" is OCA's only custom-produced software; documentary evidence of the manner in which it was obtained is in OCA's files; and this work was based on code developed by Michael
E. Scobey, a member of Management, with the consultant engaged by OCA doing only the fill-in code drafting.

                      (3) OCA is unlikely to have exclusive rights to the "mill lane chamber control software" incorporated by the manufacturer into certain coating chamber apparatus purchased by OCA.

                      (4) OCA owns certain custom software in use at its Marlborough Operations which was created entirely by Michael E. Scobey. All other software of whose use OCA is aware is off-the-shelf "commercial software."

     Fifth and Seventh Sentences - OCA has made available to OCLI (a) a copy of a December 14, 1995 letter to an employee of OCA from DiCon Fiberoptics, Inc. and (b) a draft of a possible reply thereto.

     Eighth Sentence - OCA believes that their is infringement or potential infringement of the Hicks `859 Patent under which is has an exclusive license from J. Wilbur Hicks, by on or more of a number of companies. OCA has made available to OCLI a copy of its January 29, 1996 letter to E-Tek Dynamics, Inc. Other companies believed to be infringing or potentially infringing the Hicks `859 Patent include DiCon Fiberoptics, Inc., JDS Fitel, Barr Associates and OCLI. In some cases, these infringing or potentially infringing products are made with cavity filters supplied by OCA. There is potential infringement by the major telecommunications companies which purchase the filter tap and multiplexing devices from the above-named companies.

     A copy of OCA's "Employment Agreement" has been delivered to OCLI by OCA.

SECTION 3.2(M)

     The list required by the first sentence of this Section has been delivered to OCLI by OCA.

     EXCEPTIONS:

     Last sentence - reference is made to Section 3.2(f) of this Disclosure Schedule, above

SECTION 3.2(N)

     The list of OCA's insurance policies which is required by the first sentence of this Section has been delivered to OCLI by OCA.

     EXCEPTIONS:

     Clause (iv) - no basis exists for which OCA is responsible.

SECTION 3.2(O)

     EXCEPTIONS:

     With respect to the first paragraph following the definitions:

     1. OCA maintains a Pension Plan which was established for the employees of OCA's subsidiary OCA Applied Optics, Inc., a California corporation, and which has since been dissolved (the "AO Pension Plan"). The AO Pension Plan was frozen effective October 31, 1993.

     2. OCA maintains a Profit Sharing 401(k) Plan and Trust which was established for all its employees (the "OCA 401(k) Plan").

     3. The applications for a favorable determination letter filed by or on behalf of OCA, copies of which have been delivered to OCLI by OCA, are:

          x.  For the 401(k) Plan, Plan 001, dated 3/29/94

          y.  For the AO Pension Plan, Plan 002, dated 6/26/95

          The  favorable   determination  letters  are  attached  to  each  such
application.

SECTION 3.2(P)

     Except as noted, the lists referred to below were delivered to OCLI by OCA on or about May 16, 1996 accompanying the Letter from David R. Fengler to Joseph
C. Zils of that date and were further detailed in a Schedule dated 5/20/96 prepared by OCA and delivered to Joseph C. Zils on June 24, 1996:

     Clause (i) The Properties are listed in Section 3.2(h) of this Disclosure Schedule.
     Clause (ii) The list.
     Clause (iii)The list (on June 24, 1996)
     Clause (iv) None
     Clause (v) The list refers to clause (a); clause (b) - none; and clause (c)
- - None.
     Clause (vi) The agreements with SVB, MCRC, GE Capital, the 11% Noteholders and OCLI, referred to elsewhere on this Disclosure schedule, have been delivered to OCLI by OCA. OCA is also obligated to complete the repayment to P-E of: (a) the $240,000 balance of a $400,000 promissory note to

P-E dated February 1, 1994 due February 1, 1997 representing unpaid rent in such amount for the period May 1, 1993 to December 31, 1993 and (b) the obligation referred to in Section 3.2(q) of this Disclosure Schedule.
     Clause (vii) None
     Clause (viii) The list.
     Clause (ix) The list.
     Clause (x)  The list.
     Clause (xi) The list.
     Clause (xii) The list.
     Clause (xiii) The list.
     Clause (xiv) The list.
     Clause (xv) The list.
     Clause (xvi) The list.
     Clause (xvii) The list.
     Clause (xviii) Reference is made to Clause (xiv)
     Clause (xix) One claim is pending. It relates to internal rain damage incurred while the Garden Grove Property was being re-roofed on July 16, 1995. The claim is between and among OCA's insurer (Chubb and Sons, P-E's insurer (Zurich America), and the roofing contractor's insurer (Insurance Claims Specialists). The damage incurred is estimated to be $110,598 and OCA has been reimbursed $57,708 thus far.

SECTION 3.2(Q)

     EXCEPTIONS:

     First Sentence

     OCA is a party to a Letter Agreement dated July 23, 1990 with P-E (a copy of which has been delivered to OCLI by OCA), in accordance with the terms of which P-E made demand upon OCA by letter dated August 1, 1995 for the repurchase of 46,875 shares of the Common Stock of OCA owned by P-E (the "P-E Shares"). OCA has not repurchased the P-E Shares because it can not do so without the consent of SVB, MCRC, the 11% Noteholders and OCLI (as the holder of the OCLI Loan) and such consents have not been granted.

SECTION 3.2(R)

     EXCEPTIONS:

     Clauses (i)-(iv)    None
     Clause (v)          The OCLI Loan.
     Clause (vi)         None, to OCA's knowledge

     Clause (vii) The security interest in the equipment acquired on or about April 30, 1996 and financed by GE Capital.
     Clause (viii) The OCLI Subordinated Loan
     Clause (ix) None
     Clauses (x)-(xvi) None

SECTION 3.2(S)

     EXCEPTIONS:

      First Sentence -

     a) P-E has commenced an action to require OCA to repurchase the P-E Shares. See Section3.2(q) of this Disclosure Schedule, above.

     b) The Spar Contract Matter. OCA is a party to a contract with Spar Aerospace Limited of Brampton, Ontario, Canada ("Spar") which provides for the export to Canada for inclusion in the International Space Station of certain equipment to be manufactured by OCA. OCA has identified the possibility of its non-compliance with certain U.S. Government Export Control Regulations and has initiated and engaged in voluntary discussions with the Office of Defense Trade Controls, Bureau of Political Military Affairs, U. S. Department of State regarding future commitments to minimize the likelihood of improper export by OCA. Until such discussions are concluded, OCA has voluntarily suspended any scheduled delivery to Spar which could be subject to such Regulations.

     OCA's billings on the Spar Contract are based on milestones to be achieved by OCA. If achievement of these milestones is delayed while OCA awaits a response from the Department of State, there is no relief to OCA's current inventories. OCA expects this matter to be resolved within the current milestone billing schedule.


SECTION 3.2(T)

     See item b) under preceding section.

SECTION 3.2(Y)

     OCA's product warranties have been delivered to OCLI by OCA and consist of those contained in its normal terms and conditions of sale and a form of warranty and limitation of liability for use under the name of OCA Applied Optics.

SECTION 3.2(CC)

     As of the date of the Agreement, OCA has paid or incurred the sum of $147,000 as costs in connection with the transactions which are the subject of the Merger Agreement.

SECTION 4.1(S)

     As of the date of the Agreement, where OCA receives orders from Nortel in the amount of $6,000,000, OCA plans to make capital expenditures, capital additions and capital improvements in the ordinary course of business during the period from the date of this Agreement through September 30, 1996 in an aggregate amount of $1,576,000.

     Where OCA does not receive these orders, capital expenditures, capital additions and capital improvements in the ordinary course of business are not expected to exceed $1,311,000.

- -----------
Note 1. Capitalized Terms used in this Disclosure Schedule shall have the meanings ascribed to them in the Agreement and Plan of Merger (the "Agreement") which this Disclosure Schedule accompanies.

Note 2.   All section references are to the Agreement.

                                    EXHIBIT F

                               OCLI DISCLOSURE DOCUMENT

SECTION 3.3, REPRESENTATIONS AND WARRANTIES OF OCLI AND ACQUISITION

SUBSECTION  3.3(B), AUTHORITY

The consent of Bank of America NT & SA will be required prior to closing.

SUBSECTION  3.3(D), CAPITAL STOCK OF OCLI

As of May 31, 1996, OCLI had 30,000,000 shares of Common Stock, $.01 par value, authorized of which 9,710,829 shares were issued and outstanding, and 100,000 shares of preferred stock authorized of which 12,000 shares of Series C Convertible Redeemable Preferred Stock, $.01 par value, were issued and outstanding.

SUBSECTION  3.3(I), EMPLOYEE BENEFIT PLANS

1.    Medical Benefit - OCLI provides medical insurance to its employees through
      Health  Plan  of  the  Redwoods  (HPR),  a  federally   qualified   health
      maintenance organization.

2.    Dental  Benefit - OCLI offers two dental plan  choices to  employees,  (1)
      through a dental maintenance organization (DMO) and (2) through a traditional plan.

3. Vision Benefit - OCLI offers a vision care benefit to employees electing to participate in the plan.

4. Disability Benefit - OCLI provides paid wage insurance which accumulates at the rate of 20 hours of paid wage insurance for each three months of service up to certain maximums. OCLI also provides Company-paid long-term disability insurance.

5. Life/Accident Insurance - OCLI provides basic Company-paid life insurance for each regular, full-time employee. OCLI also offers voluntary term life insurance for employees and their dependents, voluntary personal accident insurance and business travel accident insurance for employees while on Company business.

6. Flexible Spending Account - OCLI has established reimbursement accounts which allow participants to set aside pre-tax dollars to use to pay for certain eligible expenses such as health, dental and vision care and dependent/child care expenses.

7.    German National Pension Insurance Program - OCLI/MMG Division, Germany.

SUBSECTION  3.3(J), LITIGATION OR PROCEEDINGS

Optical Coating Laboratory, Inc., California

1. Optical Coating Laboratory, Inc. versus Pilkington PLC Complaint for Patent Infringement

      Attorneys for Plaintiff:

                         Robert S. W. Barry/John Reynolds
                         Bird & Bird
                         90 Fetter Lane
                         London EC4A IJP
                         TEL: 44-1-71-415-6000

      Attorneys for Defendant:

                         Bristows, Cooke & Carpmael
                         10 Lincoln's Inn Fields
                         London WC2A 3BP
                         TEL: 44-1-71-400-8000

2. Optical Coating Laboratory, Inc. versus Applied Vision Limited Complaint for Patent Infringement

      Attorneys for Plaintiff:

                          H. Ross Workman/Larry Laycock
                          Workman, Nydegger & Seeley
                          1000 Eagle Gate Tower
                          60 East South Temple
                          Salt Lake City, Utah 84111
                          TEL: 801-533-9800

                          John V. Erickson
                          William S. Farmer
                          Collette & Erickson
                          555 California Street
                          Suite 4350
                          San Francisco, CA   94101-1791
                          TEL: 415-788-4646

      Attorneys for Defendant:

                          Malcolm B. Wittenberg/
                          Scott D. Baker/
                          Connie L. Ellerbach
                          CROSBY, HEAFEY, ROACH & MAY, P.C.
                          1999 Harrison Street
                          Oakland, CA 94612-3573
                          TEL: 510-763-2000


3. RawTech Corporation versus OCLI Complaint for Breach of Written Contract. Damages claimed are approximately $250,000.

      Attorneys for Plaintiff:

                         Randal B. Acker
                         415 N.W. 18th Avenue, Suite 320
                         Portland, Oregon 97209
                         Tel: (503) 228-2495

      Attorneys for Defendant:

                         Gregory J. Miner
                         Bogle & Gates P.L.L.C
                         1400 KOIN Center
                         222 S.W. Columbia
                         Portland, Oregon 97201
                         Tel:   (503) 222-1515


4. Myrtle L. DeJoria versus Pinkerton Service Corporation and OCLI Complaint for Damages (OCLI has been named in a lawsuit brought by an ex-Pinkerton employee against Pinkerton for wrongful termination.)

      Attorneys for Plaintiff:

                         Maryclare Lawrence
                         Conner, Slabach, Lawrence & Rodney
                         829 Sonoma Avenue, Suite 1
                         Santa Rosa, CA 95404
                         Tel: (707) 523-0480

      Attorneys for Defendant:

                         Collette & Erickson
                         555 California Street
                         Suite 4350
                         San Francisco, CA   94101-1791
                         TEL: 415-788-4646

SUBSECTION  3.3(K), COMPLIANCE WITH LAWS

     In 1988, Optical Coating Laboratory, Inc. ("OCLI" or the "Company") discovered ground water contamination at its principal facilities in Santa Rosa. The Company conducted extensive investigations to determine the lateral and vertical extent and the environmental impact of the contamination. During 1990, OCLI substantially completed its investigation and study and formulated a plan of remediation. The total cost of the investigation was approximately $5 million which has been charged to operations in prior periods.

     Based upon extensive tests conducted to date, it has not been demonstrated that contaminant levels pose a current public health hazard. OCLI has established a program for reducing contaminant concentration levels to acceptable federal and state levels with the assistance of its environmental consultants and under the regulatory guidance of the California Regional Water Quality Control Board. OCLI is continuing to evaluate the effectiveness of its monitoring, extraction and remediation systems. In addition, the Company anticipates drilling additional monitoring and extraction wells in connection with its final remediation plan.

     Based upon the extensive tests conducted and advice of environmental consultants, OCLI believes the accruals it has previously established to complete the remediation plan are sufficient and that the annual cost of maintaining compliance with environmental standards related to the above matter will not have a material adverse effect on the Company's business, financial position or prospects.

                              EMPLOYMENT AGREEMENT

    AGREEMENT made as of June __, 1996 by and between Optical Corporation of America, having its principal place of business at 170 Locke Drive, Marlborough, MA 01752(the "Company"), and _______________________________ (the "Employee"),
whose address is set forth on the execution page hereof.

    1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, commencing on the date hereof, for a period of two (2) years, subject to the terms and provisions hereof. As used herein, the phrase "employment term" refers to the entire period of employment of the Employee by the Company hereunder, whether for the period provided above, a lesser period if terminated earlier as hereinafter provided, or a greater period if extended by mutual written agreement of the Company and the Employee.

    2. Duties of Employee. The Employee shall initially be employed with the job description and title, if any, specified on the execution page hereof. In such employment, his duties and authority shall be as determined from time to time by the Company. The Employee will devote his knowledge, skill, working time and energy to the performance of his duties in an efficient, trustworthy and businesslike manner, and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services, either directly or indirectly, without the prior written consent of the Company. The Employee shall serve in such capacities and shall do and perform all such services, acts or things necessary and appropriate in the course of his employment as reasonably required from time to time by the Company. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature during the employment term to any other person or organization, whether for compensation or otherwise, that would conflict with the rendition of services under this agreement, without the prior written consent of the Company.

    3. Compensation of Employee. For the period of his employment term, the Employee shall be compensated for his services as follows:

         (a) the Employee shall receive compensation as specified on the execution page hereof and will be entitled to merit increases on the basis of the Company's consideration and appraisal of the contributions of the Employee to the Company's operating efficiency, growth, production and profits, on his normal annual review date during the period of his employment under this Agreement; and

         (b) the Employee shall be included to the extent eligible thereunder under any and all employee benefit plans providing benefits for all of the Company's employees.

         [The Company may, in its discretion, determine to include the Employee in short term incentive, long term incentive, and other benefit plans of the Company, in accordance with the terms thereof.]

    All compensation paid hereunder shall be subject to any and all necessary withholdings and deductions for Social Security taxes, income taxes, and the like and any elective deductions or deferrals under the Company's employee benefit plans, and shall be paid in equal installments, based upon the payroll period established by the Company for employees exempt from the Fair Labor Standards Act.

    4. Expenses. The Employee is authorized to incur reasonable business expenses necessary in the performance of his duties hereunder, including travel, meal and lodging expenses, provided such expenses have been incurred in conformity with the Company's policy prevailing from time to time for all such business expenses. The Employee shall provide the Company documentary evidence in form reasonably required by the Company to confirm the propriety of such expenses and to enable the Company, to the extent possible, to deduct such expenses for federal and state income tax purposes.

    5.   Termination.

         (a) The Company shall have the right to terminate the employment of the Employee with or without cause. If the Company shall terminate the Employee's employment for cause, the Company shall deliver to him a written notice thereof and the Company's obligations under this Agreement to make any further payments to the Employee shall thereupon cease and terminate. As used herein, the term "cause" shall mean any of the following: (i) a willful breach of duty by the Employee in the course of his employment; (ii) the Employee's habitual neglect of his duty or continued incapacity to perform it; (iii) the Employee's misappropriation of any funds or property of the Company; (iv) any attempt by the Employee to obtain personal profit from any transaction in which the Employee has an interest which is adverse to the interest of the Company, unless the Employee shall have first obtained the consent of the Board of Directors;
(v) the Employee's engagement in any other business, profession, or occupation for compensation or otherwise, which materially conflicts with the rendition of services hereunder, either directly or indirectly, after being notified in writing by the Board of Directors to cease engaging in such other business, profession or occupation; (vi) the Employee's conviction of a felony. If the Company shall terminate the Employee's employment for any reason other than cause or his disability as specified in Section 5(b), the Employee shall continue to be paid his salary as provided herein until the earlier of the last day of the employment term or his death.

         (b) If the Employee shall become disabled prior to the last day of the employment term so that he is unable to perform the regular duties of his employment on a full-time basis, he shall continue to receive the same salary which he was receiving under this Agreement immediately prior to such disability for a period of twelve (12) calendar months thereafter, or until the last day of the employment term, or until his death, whichever is the shorter period (the "Disability Period"), provided, however, that the Company's obligation under this sentence shall be reduced by any disability insurance received by the Employee for the pay period in question on account of insurance coverage the premium for which was paid by the Company. If the Disability Period ends prior to the last day of the employment term and at the end of the Disability Period the Employee is unable to resume his regular duties hereunder on a full-time basis, the Company shall have the right to terminate his employment hereunder by notice thereof in writing delivered to him. Upon such termination of employment, the Company's obligation to make any further payments to the Employee under this Agreement shall terminate.

         (c) If the Employee receives a payment under this Section 5, the Employee shall not be entitled to any severance payments that might otherwise be payable to the Employee.

         (d) Upon termination of his employment for any reason, the Employee shall, except as otherwise required by law or by the plan document, cease participation in all employee benefit plans, fringe benefit programs and perquisites maintained by the Company, irrespective of any continuation of salary payments under this Agreement beyond the date his employment is terminated. Nothing herein, shall preclude the Company from amending or terminating any employee benefit plan or fringe benefit program.

    6.   Non-Competition.

         (a) While the Employee is employed by the Company and for a period of one (1) year after the termination or cessation of such employment for any reason (the "Non-Compete Period"), the Employee will not directly or indirectly own any equity or option or right to acquire any equity in any Competitive Business (as hereinafter defined) or:

              i. Render services to any Competitive Business which involve or relate to the development, manufacture, marketing, sale, merchandising, leasing, servicing, support or promotion of any Competitive Product (as hereinafter defined) to any customer or prospective customer of the Company whom the Employee called, contacted, solicited or served while employed by the Company, for whose account the Employee supervised, monitored or was otherwise responsible for on behalf of the Company, at any time during the 2-year period ending on the date of termination of the Employee's employment by the Company; or

              ii. Solicit, divert or take away, or attempt to divert or to take away, the business or patronage of (a) any of the clients or customers or prospective clients or customers of the Company whom the Employee called, contacted, solicited or served while employed by the Company or (b) any accounts or prospective accounts of the Company which the Employee supervised, monitored, or was otherwise responsible for while employed by the Company; or

              iii. Recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company.

         (b) If, after diligent efforts, the Employee is unable within one month after the termination of his employment with the Company, due principally to the restrictions contained in this Agreement, to obtain a position equivalent to or better than the Employee's position with the Company with a Non-Competitive Business, the Company shall pay to the Employee, on a monthly basis, in advance, commencing with the first day of the second month after termination of the Employee's employment with the Company, as additional consideration for the Employee's obligations under this Agreement, a sum equal to the Employee's base pay at termination, exclusive of extra compensation, incentive payments, commissions, bonus or employee benefits ("Base Pay"), for each month of such unemployment, until the termination of the Employee's non-compete obligations under this Agreement. Following the termination of his employment by the Company, the Employee shall notify the Company as to his current employment status in writing within 15 days after the start of any calendar month as to which he seeks payment under this Section 6(b). The Employee must, as a condition to such payment, establish to the Company's reasonable satisfaction his diligent efforts to obtain employment with a non-Competitive Business.

         (c) If, after diligent efforts, the Employee is unable within one month after the termination of his employment with the Company, due principally to the restrictions contained in this Agreement, to obtain a position with a non-Competitive Business at a rate of compensation at least equivalent to his rate of compensation at the time of his termination of employment, and therefore, accepts a position at a lower rate of compensation, the Company shall pay to the Employee, on a monthly basis during the period beginning upon the commencement of such new employment and ending upon the termination of the Employee's non-compete obligations under this Agreement, as additional consideration for the Employee's obligations under this Agreement, a sum equal to the difference between his monthly rate of compensation at the time of termination and his monthly rate of compensation at this new position; provided, that the Company shall not be required to pay in any month an amount in excess of the Employee's monthly Base Pay at termination. Following the termination of his employment by the Company, the Employee shall notify the Company as to his current employment status in writing within 15 days after the start of any calendar month as to which he seeks payment under this
Section 6(c). The Employee must, as a condition to such payment, establish to the Company's reasonable satisfaction his diligent efforts to obtain employment with a non-Competitive Business at a compensation level commensurate to his level with the Company.

         (d) The Company may, at its option, at any time during the first thirty
(30) days following termination upon prior written notice to the Employee, notify the Employee that it will not make any payments to the Employee pursuant to Sections 6(b) or 6(c), in which event the Employee shall be relieved of the non-compete obligations set forth in Section 6(a), other than those set forth in Sections 6(a)(ii) and 6(a)(iii).

         (e) For the purpose of any stock option agreement held by the Employee, the Employee's employment should not be deemed terminated until all payments under this Agreement close.

         (f) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because its extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         (g) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

         (h)  For purposes of this Section 6:

              i. "Competitive Business" means any person, entity or organization which is engaged in or about to become engaged in, design, development (including research), production, marketing, leasing, selling or servicing of a Competitive Product; and

              ii. "Competitive Product" means any product, process, system or service of any person, entity or organization other than the Company, in existence or under development, which is the same as or similar to or competes with, either directly or indirectly, any product, process, system or service provided, manufactured, developed, marketed, sold or rendered by the Company during the three-year period ending on the date of termination of the Employee's employment with the Company.

    7. Arbitration. Any controversy between the Company and the Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, any claim hereunder, or any claim pertaining to any covenant of good faith and fair dealing or any other duty implied by law, shall on the written request of either party served on the other be submitted to arbitration in the Commonwealth of Massachusetts pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A single arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not have the power to alter, amend or modify the terms of this agreement. The decision of the arbitrator shall be final and binding. The costs of arbitration, including the reasonable attorneys fees of the prevailing party, shall be borne by the losing party. Arbitration as provided herein shall be the exclusive means to resolve any of the controversies referred to in this Section 7.

    8. Notices. Any notices to be given hereunder by either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mail notices shall be addressed to the parties at the address of Company appearing above or at the address of the Employee appearing beneath his signature on the execution page hereof by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mail notices shall be deemed communicated as of two days after mailing.

     9. Agreement Supersedes Any Inconsistent Prior Agreements or Understandings. The terms of this Agreement supersede any inconsistent prior promises, policies, representations, understandings, arrangements or agreements between the parties.

    10. No Waiver. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

    11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                 OPTICAL CORPORATION OF AMERICA

                                 By: _____________________________

                                 Title: __________________________

                                 EMPLOYEE

                                 _________________________________

                                 Address:

                                 _________________________________

                                 _________________________________

                                 Job Description:  see attached copy

                                 Title:___________________________

                                 Present Salary:  $_______________

                             Annual Review Date: _________________

                             [Incentive Compensation: ____________

                                 _________________________________]

                             EXHIBIT H

                       LIST OF KEY OCA EMPLOYEES


Robert B. Runk
Michael E. Scobey
Derek E. Spock
Paul D. Stupik
John D. Viggiano